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                                                                  Exhibit 10.112

                                                                   CNL - Orlando

                           LOAN AND SECURITY AGREEMENT
                             (Fourth Mezzanine Loan)

     THIS LOAN AND SECURITY AGREEMENT (this "Agreement") is made as of the 24th day of February, 2006, between CNL GL JUNIOR MEZZ, LP, a Delaware limited partnership, having an address c/o CNL Hospitality Partners, LP, 450 South Orange Avenue, Orlando, Florida 32801 ("Borrower") and WACHOVIA BANK, NATIONAL ASSOCIATION, having an address at Wachovia Bank, National Association, Commercial Real Estate Services, 8739 Research Drive URP 4, NC 1075, Charlotte, North Carolina 28262 ("Lender").

                                   WITNESSETH:

     WHEREAS, CNL GL RESORT, LP, a Delaware limited partnership ("Owner"), is the owner of the fee estate in the premises described in Exhibit A attached hereto and all buildings, foundations, structures, and improvements of any kind or nature now or hereafter located thereon (collectively, the "Premises");

     WHEREAS, pursuant to the limited partnership agreement of Owner, CNL GL Resort GP, LLC, a Delaware limited liability company ("Owner GP"), is the present owner of one hundred percent (100%) of the general partnership interest in Owner;

     WHEREAS, pursuant to that certain limited liability company agreement of Owner GP, CNL GL Senior Mezz, LP, a Delaware limited partnership ("First Mez Borrower"), is the present owner of one hundred percent (100%) of the limited liability company interest in Owner GP;

     WHEREAS, pursuant to the limited partnership agreement of First Mez Borrower, CNL GL Senior Mezz GP, LLC, a Delaware limited liability company ("First Mez GP"), is the present owner and holder of one hundred percent (100%) of the general partnership interests in First Mez Borrower;

     WHEREAS, pursuant to the limited liability company agreement of First Mez GP, CNL GL Sub Senior Mezz, LP, a Delaware limited partnership ("Second Mez Borrower"), is the present owner and holder of one hundred percent (100%) of the limited liability company interest in First Mez GP;

     WHEREAS, pursuant to the limited partnership agreement of Second Mez Borrower, CNL GL Sub Senior Mezz GP, LLC, a Delaware limited liability company ("Second Mez GP"), is the present owner of one hundred percent (100%) of the general partnership interest in Second Mez Borrower;

     WHEREAS, pursuant to that certain limited liability company agreement of Second Mez GP, CNL GL Junior Mezz, LP, a Delaware limited partnership ("Third Mez Borrower"), is the present owner of one hundred percent (100%) of the limited liability company interest in Second Mez GP;

     WHEREAS, pursuant to the limited partnership agreement of Third Mez Borrower, CNL GL Junior Mezz GP, LLC, a Delaware limited liability company ("Third Mez GP"), is the

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present owner of one hundred percent (100%) of the general partnership interest in Third Mez Borrower;

     WHEREAS, pursuant to that certain limited liability company agreement of Third Mez GP, Borrower is the present owner of one hundred percent (100%) of the limited liability company interest in Third Mez GP;

     WHEREAS, Borrower is the present owner and holder, directly or indirectly, of one hundred percent (100%) of the equity interests in Third Mez Borrower, evidenced by Certificate No. 1 of Owner representing 99.5% of the issued and outstanding partnership interests of Third Mez Borrower and Certificate No. 1 of Third Mez GP representing 100% of the issued and outstanding limited liability company interests of Third Mez GP (collectively, the "Certificates"), copies of which are attached hereto as Schedule 5;

     WHEREAS, on the date hereof, Third Mez Borrower delivered a promissory note (the "Third Mez Note") to Wachovia Bank, National Association (the "Third Mez Lender") which evidences a loan (the "Third Mez Loan") in the original principal amount of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00) which is secured by a pledge of one hundred percent (100%) of the Third Mez Borrower's direct and indirect limited liability company interests in Second Mez Borrower pursuant to that certain loan and security agreement by and between Third Mez Borrower and Third Mez Lender (the "Third Mez Loan Agreement", and, together with the Third Mez Note and all other documents executed and delivered in connection with the making of the Third Mez Loan and/or evidencing, securing or guaranteeing payment of the obligations evidenced by the Third Mez Note, collectively, the "Third Mez Loan Documents");

     WHEREAS, on the date hereof, Second Mez Borrower delivered a promissory note (the "Second Mez Note") to Wachovia Bank, National Association (the "Second Mez Lender") which evidences a loan (the "Second Mez Loan") in the original principal amount of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00) which is secured by a pledge of one hundred percent (100%) of the Second Mez Borrower's direct and indirect limited liability company interests in First Mez Borrower pursuant to that certain loan and security agreement by and between Second Mez Borrower and Second Mez Lender (the "Second Mez Loan Agreement", and, together with the Second Mez Note and all other documents executed and delivered in connection with the making of the Second Mez Loan and/or evidencing, securing or guaranteeing payment of the obligations evidenced by the Second Mez Note, collectively, the "Second Mez Loan Documents");

     WHEREAS, on the date hereof, First Mez Borrower delivered a promissory note (the "First Mez Note") to Wachovia Bank, National Association (the "First Mez Lender") which evidences a loan (the "First Mez Loan") in the original principal amount of EIGHTY-FIVE MILLION AND NO/100 DOLLARS ($85,000,000.00) which is secured by a pledge of one hundred percent (100%) of the First Mez Borrower's direct and indirect limited liability company interests in Owner pursuant to that certain loan and security agreement by and between First Mez Borrower and First Mez Lender (the "First Mez Loan Agreement", and, together with the First Mez Note and all other documents executed and delivered in connection with the making of the First Mez Loan and/or evidencing, securing or guaranteeing payment of the obligations evidenced by the First Mez Note, collectively, the "First Mez Loan Documents");


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     WHEREAS, on the date hereof, Owner delivered a promissory note (the
"Mortgage Note") to Wachovia Bank, National Association ("Mortgage Lender") which evidences a loan (the "Mortgage Loan") in the original principal amount of $335,000,000 which is secured by that certain Mortgage, Security Agreement, Assignment of Rents and Fixture Filing (the "Mortgage" and together with the Mortgage Note and all other documents executed and delivered in connection with the making of the Mortgage Loan, collectively, the "Mortgage Loan Documents") encumbering the Premises;

     WHEREAS, Lender has agreed to make a mezzanine loan (the "Loan") to Borrower, which Loan, together with interest thereon, shall be evidenced by and payable in accordance with the provisions of the promissory note issued by Borrower, as maker, to Lender, as holder (the "Note", and together with this Agreement and all other documents executed and delivered in connection with the making of the Loan, collectively, the "Loan Documents") in the original principal amount of $50,000,000 (the "Loan Amount" and together with interest and all other sums which may or shall become due under the Note or this Agreement or the other Loan Documents being hereinafter collectively referred to as the "Debt"); and

     WHEREAS, Lender is willing to make the Loan to Borrower only if Borrower grants and assigns to Lender, as security for the payment of the Debt and the observance and performance by Borrower of all of the terms, covenants and provisions of the Note and the other Loan Documents on the part of Borrower to be observed and performed, a security interest in the Collateral (hereinafter defined) in the manner hereinafter set forth;

     NOW, THEREFORE, in consideration of the making of the Loan and other good and valuable consideration, the receipt of which is hereby acknowledged, Borrower hereby grants and assigns to Lender, as security and sufficiency for the payment of the Debt and the observance and performance by Borrower of all of the terms, covenants and provisions of the Note on the part of Borrower to be observed or performed, a security interest in all of Borrower's right, title and interest in the Collateral and Borrower hereby represents and warrants to and covenants and agrees with Lender as follows:

                             ARTICLE I. DEFINITIONS

     Section 1.01. Defined Terms. Capitalized terms used herein that are not otherwise defined shall have the respective meanings ascribed thereto in the definitions list on Exhibit C attached hereto and if not defined therein shall have the meaning set forth in the Mortgage.

                   ARTICLE II. REPRESENTATIONS, COVENANTS AND
                             WARRANTIES OF BORROWER

     Section 2.01. Pledge of Collateral. (a) As security for the due and punctual payment and performance of all of the Debt (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, including, without limitation, the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), whether allowed or allowable as claims, Borrower hereby (i) pledges, transfers, hypothecates and assigns to Lender all Collateral in which Borrower now or hereafter has rights, and (ii) grants to Lender a continuing first priority lien on and security


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interest in and to all Collateral in which Borrower now or hereafter has rights.
Lender is hereby authorized: (i) to transfer to the account of Lender or its designee any Pledged Interests whether in the possession of, or registered in the name of, The Depository Trust Company (the "DTC") or other clearing corporation or held otherwise; and (ii) to transfer to the account of Lender or its designee with any Federal Reserve Bank any Pledged Interests held in book entry form with any such Federal Reserve Bank. To the extent that the Pledged Interests have not already been transferred to Lender or its designee in a manner sufficient to perfect Lender's security interest therein, Borrower shall promptly deliver or cause to be delivered to Lender all certificates or instruments evidencing the Pledged Interests, together with duly executed transfer powers or other appropriate endorsements. With respect to any Collateral in the possession of or registered in the name of a custodian bank or nominee therefor, or any Collateral represented by entries on the books of any financial intermediary, Borrower agrees to cause such custodian bank or nominee either to enter into an agreement with Lender satisfactory to Lender in form and content confirming that the Collateral is held for the account of Lender, or at the discretion of Lender and subject to the written instructions of Lender, deliver any such Collateral to Lender and/or cause any such Collateral to be put in bearer form, registered in the name of Lender or its nominee, or transferred to the account of Lender with any Federal Reserve Bank, DTC, or other clearing corporation. With respect to any Collateral held in an account maintained by Lender as financial intermediary, Borrower hereby gives notice to Lender of Lender's security interest in such Collateral. In addition, Borrower agrees that in the event that any Collateral is held by Lender in a fiduciary capacity for or on behalf of Borrower as the beneficial owner thereof, any agreements executed by Borrower in connection therewith are hereby amended to authorize and direct the pledge, hypothecation and/or transfer of such Collateral to Lender, as lender, by Lender, as fiduciary, in accordance with the terms, covenants and conditions of this Agreement. The rights granted to Lender pursuant to this Agreement are in addition to the rights granted to Lender pursuant to any such agreements. In case of conflict between the provisions of this Agreement and those of any other such agreement, the provisions hereof shall prevail. In the event that Borrower purchases or otherwise acquires or obtains any additional Equity Interests in any Corporation, LLC or Partnership, or any rights, or options, subscriptions or warrants to acquire such Equity Interests, all such Equity Interests, rights, options, subscriptions or warrants shall automatically be deemed to be a part of the Collateral pledged by Borrower. If any such Equity Interests are to be evidenced by a certificate, such additional certificates shall be promptly delivered to Lender, together with Powers related thereto, or other instruments appropriate to a certificate representing an Equity Interest, duly executed in blank. Borrower shall deliver to Lender all subscriptions, warrants, options and all such other rights, and upon delivery to Lender, Lender shall hold such subscriptions, warrants, options and other rights as additional collateral pledged to secure the Debt; provided, however, that if Lender determines, in its sole discretion, that the value of any such subscriptions, warrants, options or other rights shall terminate, expire or be materially reduced in value by holding the same as Collateral, Lender shall have the right (but not the obligation), in its sole discretion, to sell or exercise the same, and if exercised, then the monies disbursed by Lender in connection therewith shall become part of the Debt and all of the stock, securities, evidences of indebtedness and other items so acquired shall be titled in the name of Borrower and shall become part of the Collateral.

     Section 2.02. Representations of Borrower. Borrower represents and warrants to Lender:

     (a) Existence. Borrower (i) is a limited liability company, general partnership,


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limited partnership or corporation, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) has all requisite power and authority and all necessary licenses and permits to enter into the transactions contemplated by the Note and this Agreement and to carry on its business as now conducted and as presently proposed to be conducted and (iii) is duly qualified, authorized to do business and in good standing in each jurisdiction where the conduct of its business or the nature of its activities makes such qualification necessary. If Borrower is a limited liability company, limited partnership or general partnership, each general partner or managing member, as applicable, of Borrower which is a corporation is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

     (b) Power. Borrower and, if applicable, each General Partner has full power and authority to execute, deliver and perform, as applicable, the Loan Documents to which it is a party, to make the borrowings thereunder, to execute and deliver the Note and to grant to Lender a first priority, perfected and continuing lien on and security interest in the Collateral.

     (c) Authorization of Borrower. The execution, delivery and performance of the Loan Documents to which Borrower is a party, the making of the borrowings thereunder, the execution and delivery of the Note, the grant of the lien and security interest on and in the Collateral pursuant to the Loan Documents to which Borrower is a party and the consummation of the Loan are within the powers of Borrower and have been duly authorized by Borrower and, if applicable, the General Partners, by all requisite action (and Borrower hereby represents that no other approval or action of any member, limited partner or shareholder, as applicable, of Borrower is required to authorize any of the Loan Documents to which Borrower is a party) and will constitute the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their terms, except as enforcement may be stayed or limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in proceedings at law or in equity) and will not (i) violate any provision of its Organizational Documents, or, to its knowledge, any law, judgment, order, rule or regulation of any court, arbitration panel or other Governmental Authority, domestic or foreign, or other Person affecting or binding upon Borrower or the Collateral, or (ii) violate any provision of any indenture, agreement, mortgage, deed of trust, contract or other instrument to which Borrower or, if applicable, any General Partner is a party or by which any of their respective property, assets or revenues are bound, or be in conflict with, result in an acceleration of any obligation or a breach of or constitute (with notice or lapse of time or both) a default or require any payment or prepayment under, any such indenture, agreement, mortgage, deed of trust, contract or other instrument, or (iii) result in the creation or imposition of any lien, except those in favor of Lender as provided in the Loan Documents to which it is a party.

     (d) Consent. Neither Borrower nor, if applicable, any General Partner, is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority or other agency in connection with or as a condition to the execution, delivery or performance of this Agreement, the Note or the other Loan Documents which has not been so obtained or filed.

     (e) Interest Rate. The rate of interest paid under the Note and the method and manner of the calculation thereof do not violate any usury or other law or applicable Legal Requirement.


                                        5

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     (f) Other Agreements. Borrower is not a party to or otherwise bound by any agreements or instruments which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect. Neither Borrower nor, if applicable, any General Partner, is in violation of its organizational documents or other restriction or any agreement or instrument by which it is bound, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or Governmental Authority, or any Legal Requirement, in each case, applicable to Borrower, except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect.

     (g) Maintenance of Existence. (i) Borrower is familiar with all of the criteria of the Rating Agency required to qualify as a special-purpose bankruptcy-remote entity and Borrower and, if applicable, each General Partner at all times since their formation have been duly formed and existing and shall preserve and keep in full force and effect their existence as a Single Purpose Entity.

          (ii) Borrower and, if applicable, each General Partner, at all times since their organization have complied, and will continue to comply, with the provisions of its certificate and agreement of partnership or certificate of incorporation and by-laws or articles of organization, certificate of formation and operating agreement, as applicable, and the laws of its jurisdiction of organization relating to partnerships, corporations or limited liability companies, as applicable.

          (iii) Borrower and, if applicable, each General Partner have done or caused to be done and will do all things necessary to observe organizational formalities and preserve their existence and Borrower and, if applicable, each General Partner will not amend, modify or otherwise change the certificate and agreement of partnership or certificate of incorporation and by-laws or articles of organization, certificate of formation and operating agreement, as applicable, or other organizational documents of Borrower and, if applicable, each General Partner without the prior written consent of Lender.

          (iv) Borrower and, if applicable, each General Partner, have at all times accurately maintained, and will continue to accurately maintain, their respective financial statements, accounting records and other partnership, company or corporate documents separate from those of any other Person and Borrower will file its own tax returns or, if Borrower and/or, if applicable, General Partner is part of a consolidated group for purposes of filing tax returns, Borrower and, General Partner, as applicable will be shown as separate members of such group. Borrower and, if applicable, each General Partner have not at any time since their formation commingled, and will not commingle, their respective assets with those of any other Person and will maintain their assets in such a manner such that it will not be costly or difficult to segregate, ascertain or identify their individual assets from those of any other Person. Borrower and, if applicable, each General Partner will not permit any Affiliate independent access to their bank accounts. Borrower and, if applicable, each General Partner have at all times since their formation accurately maintained and utilized, and will continue to accurately maintain and utilize, their own separate bank accounts, checks and books of account and, if applicable, payroll, stationery and invoices.


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          (v) Borrower and, if applicable, each General Partner, have at all times paid, and will continue to pay, their own liabilities from their own separate assets and shall each allocate and charge fairly and reasonably any overhead which Borrower and, if applicable, any General Partner, shares with any other Person, including, without limitation, for office space and services performed by any employee of another Person.

          (vi) Borrower and, if applicable, each General Partner, have at all times identified themselves, and will continue to identify themselves, in all dealings with the public, under their own names and as separate and distinct entities and shall correct any known misunderstanding regarding their status as separate and distinct entities. Borrower and, if applicable, each General Partner, have not at any time identified themselves, and will not identify themselves, as being a division of any other Person.

          (vii) Borrower and, if applicable, each General Partner, have been at all times, and will continue to be, adequately capitalized in light of the nature of their respective businesses.

          (viii) Borrower and, if applicable, each General Partner, (A) have not owned, do not own and will not own any assets or property other than the Collateral, (B) have not engaged and will not engage in any business other than the ownership, management and servicing of the Collateral, (C) have not incurred and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Loan,
     (D) have not and will not pledge their assets for the benefit of any Person other than Lender, and (E) have not made and will not make any loans or advances to any Person (including any Affiliate).

          (ix) Neither Borrower nor, if applicable, any General Partner will change its name or principal place of business without giving Lender at least thirty (30) days prior written notice.

          (x) Neither Borrower nor, if applicable, any General Partner have, and neither of such Persons will have, any subsidiaries other than, with respect to Borrower, Owner, First Mez Borrower, Second Mez Borrower, Third Mez Borrower and the general partner of Third Mez Borrower and with respect to General Partner, its general partnership interest in Borrower.

          (xi) Borrower will preserve and maintain its existence as a Delaware limited partnership and all material rights, privileges, tradenames and franchises.

          (xii) Neither Borrower, nor, if applicable, any General Partner, will merge or consolidate with, or sell all or substantially all of its respective assets to any Person, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution). Neither Borrower, nor, if applicable, any General Partner will acquire any business or assets from, or capital stock or other ownership interest of, or be a party to any acquisition of, any Person (other than, in the case of General Partner, its general partner interest in Borrower).


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          (xiii) Borrower and, if applicable, each General Partner, have not at any time since their formation assumed, guaranteed or held themselves out to be responsible for, and will not assume, guarantee or hold themselves out to be responsible for the liabilities or the decisions or actions respecting the daily business affairs of their partners, shareholders or members or any predecessor company, corporation or partnership, each as applicable, any Affiliates, or any other Persons. Borrower has not at any time since its formation acquired, and will not acquire, obligations or securities of its partners or shareholders, members or any predecessor company, corporation or partnership, each as applicable, or any Affiliates (other than, in the case of General Partner, its general partner interest in Borrower). Borrower and, if applicable, each General Partner, have not at any time since their formation made, and will not make, loans to its partners, members or shareholders or any predecessor company, corporation or partnership, each as applicable, or any Affiliates of any of such Persons. Borrower and, if applicable, each General Partner, have no known contingent liabilities nor do they have any material financial liabilities under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Person is a party or by which it is otherwise bound other than under the Loan Documents.

          (xiv) Borrower has not at any time since its formation entered into and was not a party to, and, will not enter into or be a party to, any transaction with its Affiliates, members, partners or shareholders, as applicable, or any Affiliates thereof except in the ordinary course of business of Borrower or General Partner, as applicable, on terms which are no less favorable to such Person than would be obtained in a comparable arm's length basis with an unaffiliated third party.

          (xv) If Borrower is a limited partnership or a limited liability company, the General Partner shall be a corporation or limited liability company whose sole asset is its interest in Borrower and the General Partner will at all times comply, and will cause Borrower to comply, with each of the representations, warranties, and covenants contained in this Section as if such representation, warranty or covenant was made directly by such General Partner.

          (xvi) Borrower shall at all times cause there to be at least one duly appointed member (an "Independent Director") of the board of directors or board of managers or other governing body or board, as applicable, of, if Borrower is a corporation, Borrower, if Borrower is a limited partnership, of the General Partner, and if Borrower is a limited liability company, of the General Partner or of Borrower, reasonably satisfactory to Lender who shall not have been at the time of such individual's appointment, and may not be or have been at any time (A) a shareholder, officer, director, attorney, counsel, partner, member or employee of Borrower or any of the foregoing Persons or Affiliates thereof, (B) a customer or creditor of, or supplier or service provider to, Borrower or any of its shareholders, partners, members or their Affiliates, (C) a member of the immediate family of any Person referred to in (A) or (B) above or (D) a Person Controlling, Controlled by or under common Control with any Person referred to in (A) through (C) above. A natural person who otherwise satisfies the foregoing definition except for being the Independent Director of a Single Purpose Entity Affiliated with Borrower or General Partner shall not be disqualified from serving as an Independent Director if such


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     individual is at the time of initial appointment, or at any time while serving as the Independent Director, an Independent Director of a Single Purpose Entity Affiliated with Borrower or General Partner if such individual is an independent director provided by a nationally-recognized company that provides professional independent directors.

          (xvii) Borrower and, if applicable, each General Partner, shall not cause or permit the board of directors or board of managers or other governing body or board, as applicable, of Borrower or, if applicable, each General Partner, to take any action which, under the terms of any certificate of incorporation, by-laws, certificate of formation, operating agreement or articles of organization with respect to any common stock, requires a vote of the board of directors of Borrower, or, if applicable, the General Partner, unless at the time of such action there shall be at least one member who is an Independent Director.

          (xviii) Borrower and, if applicable, each General Partner shall pay the salaries of their own employees and maintain a sufficient number of employees in light of their contemplated business operations.

          (xix) Borrower shall, and shall cause its Affiliates to, conduct its business so that the assumptions made with respect to Borrower and its Affiliates in that certain opinion letter relating to substantive non-consolidation dated the date hereof (the "Insolvency Opinion") delivered in connection with the Loan shall be true and correct in all material respects.

     (h) No Default. No Default or Event of Default has occurred and is continuing or would occur as a result of the consummation of the transactions contemplated by the Loan Documents. Borrower is not in default in the payment or performance of any of its Contractual Obligations in any material respect.

     (i) Governmental Consents and Approvals. Borrower and, if applicable, each General Partner, have obtained or made all necessary (i) consents, approvals and authorizations, and registrations and filings of or with all Governmental Authorities and (ii) consents, approvals, waivers and notifications of partners, stockholders, members, creditors, lessors and other nongovernmental Persons, in each case, which are required to be obtained or made by Borrower or, if applicable, the General Partner, in connection with the execution and delivery of, and the performance by Borrower of its obligations under, the Loan Documents.

     (j) Investment Company Act Status, etc. Borrower is not (i) an "investment company," or a company "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

     (k) Compliance with Law. Borrower is and shall remain in compliance in all material respects with all Legal Requirements to which it or the Collateral are subject, including, without


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limitation, ERISA.

     (l) Transaction Brokerage Fees. Borrower has not dealt with any brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. All brokerage fees, commissions and other expenses payable in connection with the transactions contemplated by the Loan Documents have been paid in full by Borrower contemporaneously with the execution of the Loan Documents and the funding of the Loan. Borrower hereby agrees to indemnify and hold Lender harmless for, from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from (i) a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated herein or (ii) any breach of the foregoing representation. The provisions of this subsection (l) shall survive the repayment of the Loan.

     (m) Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of "purchasing" or "carrying" any "margin stock" within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulations T, U or X or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of the Loan Documents.

     (n) Pending Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of Borrower, threatened against or affecting Borrower, Guarantor or the Premises in any court or before any Governmental Authority which if adversely determined either individually or collectively has or is reasonably likely to have a Material Adverse Effect.

     (o) Solvency; No Bankruptcy. Each of Borrower and, if applicable, the General Partner, (i) is and has at all times been Solvent and will remain Solvent immediately upon the consummation of the transactions contemplated by the Loan Documents and (ii) is free from bankruptcy, reorganization or arrangement proceedings or a general assignment for the benefit of creditors and is not contemplating the filing of a petition under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such Person's assets or property and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or, if applicable, the General Partner. None of the transactions contemplated hereby will be or have been made with an intent to hinder, delay or defraud any present or future creditors of Borrower and Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Borrower's assets do not, and immediately upon consummation of the transaction contemplated in the Loan Documents will not, constitute unreasonably small capital to carry out its business as presently conducted or as proposed to be conducted. Borrower does not intend to, nor believe that it will, incur debts and liabilities beyond its ability to pay such debts as they may mature.

     (p) Use of Proceeds. The proceeds of the Loan shall be applied by Borrower to, inter alia, (i) acquire an interest in the Collateral, (ii) make contributions to Third Mez Lender to acquire an indirect interest in the Premises and (iii) pay certain transaction costs incurred by Borrower in connection with the Loan. No portion of the proceeds of the Loan will be used for family, personal, agricultural or household use.

     (q) Tax Filings. Borrower and, if applicable, each General Partner, have filed all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower and, if applicable, the General Partners. Borrower and, if applicable, the General Partners, believe that their respective tax returns properly reflect the income and taxes of Borrower and said General Partner, if any, for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

     (r) Not Foreign Person. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

     (s) ERISA (i) The assets of Borrower are not and will not become treated as "plan assets", whether by operation of law or under regulations promulgated under ERISA. Each Plan and Welfare Plan, and, to the knowledge of Borrower, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, its terms and the applicable provisions of ERISA, the Code and any other applicable Legal Requirement, and no event or condition has occurred and is continuing as to which Borrower would be under an obligation to furnish a report to Lender under clause (ii)(A) of this Section. Other than an application for a favorable determination letter with respect to a Plan, there are no pending issues or claims before the Internal Revenue Service, the United States Department of Labor or any court of competent jurisdiction related to any Plan or Welfare Plan under which Borrower or any ERISA Affiliate, directly or indirectly (through an indemnification agreement or otherwise), could be subject to any material risk of liability under Section 409 or 502(i) of ERISA or Section 4975 of the Code. No Welfare Plan provides or will provide benefits, including, without limitation, death or medical benefits (whether or not insured) with respect to any current or former employee of Borrower or any ERISA Affiliate beyond his or her retirement or other termination of service other than (A) coverage mandated by applicable law, (B) death or disability benefits that have been fully provided for by fully paid up insurance or (C) severance benefits.

          (ii) Borrower will furnish to Lender as soon as possible, and in any event within ten (10) days after Borrower knows or has reason to believe that any of the events or conditions specified below with respect to any Plan, Welfare Plan or Multiemployer Plan has occurred or exists, an Officer's Certificate setting forth details respecting such event or condition and the action, if any, that Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC (or any other relevant Governmental Authority) by Borrower or an ERISA Affiliate with respect to such event or condition, if such report or notice is required to be filed with the PBGC or any other relevant Governmental
Authority:

               (A) any reportable event, as defined in Section 4043 of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code and of Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code), and any request for a waiver under Section 412(d) of the Code for any Plan;

               (B) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Borrower or an ERISA Affiliate to terminate any Plan;

               (C) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

               (D) the complete or partial withdrawal from a Multiemployer Plan by Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

               (E) the institution of a proceeding by a fiduciary of any Multiemployer Plan against Borrower or any ERISA Affiliate to enforce
     Section 515 of ERISA, which proceeding is not dismissed within thirty (30) days;

               (F) the adoption of an amendment to any Plan that, pursuant to
     Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections; or

               (G) the imposition of a lien or a security interest in connection with a Plan.

          (iii) Borrower shall not knowingly engage in or permit any transaction in connection with which Borrower or any ERISA Affiliate could be subject to either a civil penalty or tax assessed pursuant to Section 502(i) or 502(l) of ERISA or Section 4975 of the Code, permit any Welfare Plan to provide benefits, including without limitation, medical benefits (whether or not insured), with respect to any current or former employee of Borrower or any ERISA Affiliate beyond his or her retirement or other termination of service other than (A) coverage mandated by applicable law, (B) death or disability benefits that have been fully provided for by paid up insurance or otherwise or (C) severance benefits, permit the assets of Borrower to become "plan assets", whether by operation of law or under regulations promulgated under ERISA or adopt, amend (except as may be required by applicable law) or increase the amount of any benefit or amount payable under, or permit any ERISA Affiliate to adopt, amend (except as may be required by applicable law) or increase the amount of any benefit or amount payable under, any employee benefit plan (including, without limitation, any employee welfare benefit plan) or other plan, policy or arrangement, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits expense to Borrower or any ERISA Affiliate.

     (t) Labor Matters. Borrower is not a party to any collective bargaining agreements and has no employees.

     (u) Borrower's Legal Status. Borrower's exact legal name that is indicated on the signature page hereto, organizational identification number and place of business or, if more than one, its chief executive office, as well as Borrower's mailing address, if different, which were identified by Borrower to Lender and contained in this Agreement, are true, accurate and complete. Borrower will not change its name, its place of business or, if more than one place of business, its chief executive office, or its mailing address or organizational identification number if it has one without giving Lender at least thirty (30) days prior written notice of such change, if Borrower does not have an organizational identification number and later obtains one, Borrower shall promptly notify Lender of such organizational identification number and Borrower will not change its type of organization, jurisdiction of organization or other legal structure.

     (v) Owner's Legal Status. (A)(i) The fee owner of the Premises and the maker of the Mortgage Note is and shall be Owner, (ii) there are no defaults existing under the Mortgage Note, the Mortgage or the other Mortgage Loan Documents, and, to the best of Borrower's knowledge, there is no event which, but for the passage of time or the giving of notice, or both, would constitute an event of default under the Mortgage Loan Documents, (iii) the Mortgage Loan Documents and the provisions thereof have not been amended, modified or altered in any manner whatsoever, (iv) the Mortgage constitutes a valid and enforceable first lien covering the Premises subject only to Permitted Encumbrances, (v) the Premises are improved and income-producing and the improvements located thereon have not been damaged by fire or other casualty, (vi) no condemnation or other eminent domain proceedings have been commenced with respect to the Premises and Borrower has no knowledge that any such proceedings are contemplated, (vii) Borrower knows of no fact or circumstance which would affect the enforceability, validity or priority of the Mortgage Loan Documents, or which would affect the ability or willingness of Owner and any other Person liable under the Mortgage Loan Documents to continue to perform and observe the terms, covenants and provisions of the Mortgage Loan Documents, (viii) the unpaid principal balance of the Mortgage Note as of the date of this Agreement is as set forth on Exhibit B attached hereto.

     (B)(i) there are no defaults existing under the First Mez Note, the Second Mez Note, the Third Mez Note, the First Mez Loan Agreement, the Second Mez Loan Agreement, the Third Mez Loan Agreement, the other First Mez Loan Documents, the other Second Mez Loan Documents or the other Third Mez Loan Documents, and, to the best of Borrower's knowledge, there is no event which, but for the passage of time or the giving of notice, or both, would constitute an event of default under the First Mez Loan Documents, the Second Mez Loan Documents or the Third Mez Loan Documents, (ii) none of the First Mez Loan Documents, the Second Mez Loan Documents or the Third Mez Loan Documents and the provisions thereof have been amended, modified or altered in any manner whatsoever, (iii) Borrower knows of no fact or circumstance which would affect the enforceability, validity or priority of the First Mez Loan Documents, the Second Mez Loan Documents or the Third Mez Loan Documents, or which would affect the ability or willingness of First Mez Borrower, Second Mez Borrower or Third Mez Borrower and any other Person liable under the First Mez Loan Documents, the Second Mez Loan Documents or the Third Mez Loan Documents to continue to perform and observe the terms, covenants and provisions of the First Mez Loan Documents, the Second Mez Loan Documents or the Third Mez Loan Documents, (iv) the unpaid principal balance of the First Mez Note, the Second Mez Note and the Third Mez Note as of the date of this Agreement is as set forth on Exhibit B attached hereto.

     (w) Title. Borrower (i) is the record and beneficial owner of, and has good and marketable title to, (x) the Equity Interests set forth in Schedule 1 attached hereto and (y) all of the other Collateral owned by Borrower as of the date hereof, and (ii) will have good and marketable title to the Equity Interests and all other Collateral hereafter acquired, in any case, free and clear of all claims, liens, options and encumbrances of any kind, and Borrower has the right and authority to pledge and assign its portion of the Equity Interests and grant a security interest therein as herein provided.

     (x) Securities Laws. The transactions contemplated by this Agreement do not violate and do not require that any filing, registration or other act be taken with respect to any and all laws pertaining to the registration or transfer of securities, including without limitation the Securities Act of 1933, as amended, and the Securities and Exchange Act of 1934, as amended, and any and all rules and regulations promulgated thereunder (collectively, the "Securities Laws"), as such laws are amended and in effect from time to time. Borrower shall at all times comply with the Securities Laws as the same pertain to all or any portion of the Collateral or any of the transactions contemplated by this Agreement. Lender agrees not take any action with respect to the Collateral that, without the consent of Borrower, requires Borrower to file a registration statement with the SEC or apply to qualify a sale of a security under the securities laws of any state.

     (y) Ownership Structure. The ownership chart attached hereto as Schedule 2 is true, correct and complete as of the Closing Date. Except as set forth on
Schedule 2, no other Person has any direct or indirect interest in Owner, First Mez Borrower, Second Mez Borrower, Third Mez Borrower or Borrower.

     (z) Control of Owner. Borrower has the power and authority and the requisite ownership interests to control the actions of Owner and at all times during the term of the Loan shall maintain the power and authority to control the actions of Owner.

     (aa) Representations and Warranties of Owner. (i) All of the representations and warranties of Owner or any Affiliate of Owner under the Mortgage Loan Documents are true, complete and correct in all material respects,
(ii) all of the representations and warranties of Third Mez Borrower or any Affiliate of Third Mez Borrower under the Third Mez Loan Documents are true, complete and correct in all material respects, (iii) all of the representations and warranties of Second Mez Borrower or any Affiliate of Second Mez Borrower under the Second Mez Loan Documents are true, complete and correct in all material respects and (iv) all of the representations and warranties of First Mez Borrower or any Affiliate of First Mez

Borrower under the First Mez Loan Documents are true, complete and correct in all material respects.

     (bb) Management Agreements. Each Management Agreement is in full force and effect. There is no default, breach or violation existing on the part of Owner, or to Borrower's knowledge, the Manager, under any Management Agreement, and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation thereunder, by either party thereto.

     (cc) Operating Company Status. Borrower qualifies as an "operating company," as such term is defined in the regulation issued by the U.S. Department of Labor known as the "plan assets regulation," 29 C.F.R. Section 2510.3-101 and, as long as the Loan is outstanding, Borrower will remain at all times an operating company, as so defined.

     (dd) Affiliation. Neither Borrower, First Mez Borrower, Second Mez Borrower, Third Mez Borrower nor Owner is an Affiliate of Lender.

     (ee) Insurance. Borrower has obtained and delivered, or has caused Owner to obtain and deliver, to Lender certified copies of all insurance policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. Borrower has not, and to the best of Borrower's knowledge no other Person has, done by act or omission anything which would impair the coverage of any such policy.

     (ff) Absence of UCC Financing Statements, Etc. Except with respect to the Mortgage Loan Documents and the Loan Documents, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest or security title in the interest in the Premises or any of the Collateral.

     (gg) Financial Information. All financial data that has been delivered by Borrower to Lender (i) is true, complete and correct in all material respects,
(ii) fairly represents the financial condition and results of operations of the Persons covered thereby as of the date of such reports, and, if applicable (iii) has been prepared in accordance with GAAP (or such other accounting basis as is reasonably acceptable to Lender) throughout the periods covered thereby. As of the date hereof, neither Borrower nor, if applicable, any General Partner, has any material contingent liability, liability for delinquent taxes or other unusual or forward commitment not reflected in such financial statements delivered to Lender. Since the date of the last financial statements delivered by Borrower to Lender, except as otherwise disclosed in such financial statements or notes thereto, there has been no change in the assets, liabilities or financial position of Borrower, Owner nor, if applicable, any General Partner, or in the results of operations of Borrower or Owner which would have a Material Adverse Effect. None of Borrower, Owner nor, if applicable, any General Partner, has incurred any obligation or liability, contingent or otherwise not reflected in such financial statements which would have a Material Adverse Effect.

     (hh) Article 8 "Opt In" Language. The Organizational Documents of Third Mez Borrower shall be modified, as necessary, to include the language set forth on Exhibit D and such language shall remain in each organizational document for so long as any portion of the Debt is outstanding. Except for the Certificates reflecting ownership of the Equity Interest there are no certificates or instruments representing any of the Equity Interests.

     (ii) Lockbox Account.

          (i) Pursuant to the irrevocable direction letter delivered by Borrower to Third Mez Borrower on the Closing Date, Borrower shall direct Third Mez Borrower to cause all Remaining Rents after payments due under the Third Mez Loan Documents have been paid to be deposited into the Lockbox Account;

          (ii) there are no other accounts maintained by Owner, Borrower or any other Person with respect to the collection of rents, revenues, proceeds or other income from the Premises or for the collection of Rents, except for the Manager's operating and reserve accounts, the Collection Account, the Central Account, the Escrow Accounts and the Lockbox Account and lockbox accounts established pursuant to the First Mez Loan Agreement, the Second Mez Loan Agreement and the Third Mez Loan Agreement; and

          (iii) so long as any of the Debt shall be outstanding, neither Borrower, Owner nor any other Person shall open any other accounts with respect to the collection of rents, revenues, proceeds or other income from the Premises or for the collection of Rents.

     (jj) Compliance with Anti-Terrorism, Embargo and Anti-Money Laundering Laws. (i) None of Borrower, General Partner, Guarantor, or any Person who owns any equity interest in or Controls Borrower, General Partner or Guarantor currently is identified on the OFAC List or otherwise qualifies as a Prohibited Person, and Borrower has implemented procedures, approved by General Partner, to ensure that no Person who now or hereafter owns an equity interest in Borrower or General Partner is a Prohibited Person or Controlled by a Prohibited Person,
(ii) no proceeds of the Loan will be used by Borrower, General Partner, Guarantor or their respective Affiliates to fund any operations in, finance any investments or activities in or make any payments to, Prohibited Persons, and
(iii) none of Borrower, General Partner, or Guarantor are in violation of any Legal Requirements relating to anti-money laundering or anti-terrorism, including, without limitation, Legal Requirements related to transacting business with Prohibited Persons or the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56, and the related regulations issued thereunder, including temporary regulations, all as amended from time to time. No tenant under a Space Lease currently is identified on the OFAC List or otherwise qualifies as a Prohibited Person, and, to the best of Borrower's knowledge, no tenant at the Premises is owned or Controlled by a Prohibited Person. Borrower has determined that Manager has implemented procedures, to the extent required by Legal Requirements, approved by Borrower, to ensure that no tenant at the Premises is a Prohibited Person or owned or Controlled by a Prohibited Person.

     (kk) Perfected Security Interest. This Agreement creates a valid security interest in the Collateral, securing the payment of the Debt, and upon the filing in the appropriate filing offices of the financing statements to be executed and delivered pursuant to this Agreement and the delivery of the Certificates representing the Equity Interests to Lender, such security interests will be perfected, first priority security interests, and all filings and other actions necessary to perfect such security interests will have been duly taken. Lender's first priority security interests in the Collateral are enforceable against the Borrower and any Person purporting to purchase any portion of such Collateral. The Equity Interests are "certificated securities" as defined under
Article 8 of the UCC and "investment property" as defined under Article 9 of the UCC. Lender may perfect a security interest in the Equity Interests by either
(i) taking possession of such Equity Interests in accordance with Section 9-313 of the UCC or (ii) control of such Equity Interests in accordance with Section 9-314 of the UCC.

     Section 2.03. Further Acts, Etc. Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property, security interest and rights hereby given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out or facilitating the performance of the terms of this Agreement or for filing or recording this Agreement and, on demand, will execute and deliver and hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments to evidence more effectively the lien hereof upon the Collateral. Without limiting the generality of the foregoing, Borrower will: (i) if any Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to Lender hereunder such note or instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Lender; (ii) execute or authenticate and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable and as Lender may request, in order to perfect and preserve the security interest granted or purported to be granted by Borrower hereunder; (iii) take all action necessary to ensure that Lender has control of any Collateral consisting of deposit accounts, electronic chattel paper, investment property and letter-of-credit rights as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC; and
(iv) deliver to Lender evidence that all other action that Lender may reasonably deem necessary or desirable in order to perfect and protect the security interest granted or purported to be granted by Borrower under this Agreement has been taken. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of protecting, perfecting, preserving and realizing upon the interests granted pursuant to this Agreement and to effect the intent hereof, all as fully and effectually as Borrower might or could do; and Borrower hereby ratifies all that Lender shall lawfully do or cause to be done by virtue hereof. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note, the Certificates or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note, Certificates or other applicable Loan Document, Borrower will issue, in lieu thereof, a replacement Note, Certificates or other applicable Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note, Certificates or other Loan Document in the same principal amount thereof and otherwise of like tenor.

     Section 2.04. Recording of Agreement, etc. Borrower forthwith upon the execution and delivery of this Agreement and thereafter, from time to time, will, at the request of Lender, cause this Agreement, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Collateral and each instrument of further assurance to be filed or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully protect the lien or security interest hereof upon, and the interest of Lender in, the Collateral. Borrower will pay all filing or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Agreement, any additional security instrument with respect to the Collateral and any instrument of further assurance, and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Agreement, and any security agreement supplemental hereto, or any instrument of further assurance, except where prohibited by law to do so, in which event Lender may declare the Loan to be immediately due and payable. Borrower shall hold harmless and indemnify Lender, and its successors and assigns, against any liability incurred as a result of the imposition of any tax on the making and recording of this Agreement.

     Section 2.05. Cost of Defending and Upholding Lien. If any action or proceeding is commenced to which Lender is made a party relating to the Loan Documents and/or the Collateral or Lender's interest therein or in which it becomes necessary to defend or uphold the lien of this Agreement or any other Loan Document, Borrower shall, on demand, reimburse Lender for all expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Lender in connection therewith, and such sum, together with interest thereon at the Default Rate from and after such demand until fully paid, shall constitute a part of the Loan.

     Section 2.06. Financial Reports. Borrower shall keep accurate and complete books, records and accounts in accordance with generally accepted accounting principles ("GAAP") (or such other accounting basis reasonably acceptable to Lender) consistently applied with respect to the financial affairs of Borrower, including, but not limited to, the financial affairs of Borrower which relate to the Collateral and all sums due or which may become due thereunder. Lender shall have the right from time to time at all times during normal business hours to examine such books, records and accounts at the office of Borrower or other Person maintaining such books, records and accounts and to make copies or extracts thereof as Lender shall desire. Borrower shall, from time to time, within five (5) days after request and at its sole cost and expense, deliver to Lender such information, reports and additional financial information with respect to the financial affairs of Borrower as Lender shall reasonably request. Borrower will furnish Lender annually, within one hundred twenty (120) days following the end of each Fiscal Year of Borrower, with a complete copy of Borrower's financial statement audited by an Independent certified public accountant that is acceptable to Lender in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender) consistently applied covering
(i) all of the financial affairs of Borrower for such Fiscal Year and containing a statement of revenues and expenses, a statement of assets and liabilities and a statement of Borrower's equity; provided, however, in lieu of delivering audited financial statements of Borrower, Borrower may deliver annual financial statements of Borrower consisting of a statement of revenues and expenses, a balance sheet and a statement of Borrower's equity which are certified by Borrower as true, accurate and complete, together with financial statements of the borrower under the Mortgage Loan which are audited by a nationally recognized Independent certified public accountant, provided that such audited financial statements set forth in reasonable detail the revenues and expenses of Borrower. Together with Borrower's annual financial statements, Borrower shall furnish to Lender an Officer's Certificate certifying as of the date thereof (i) that the annual financial statements accurately represent the results of operations and financial condition of the persons covered thereby all in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender) consistently applied, and (ii) whether there exists an event or circumstance which constitutes, or which upon notice or lapse of time or both would constitute, a Default under the Note or any other Loan Document executed and delivered by Borrower, and if such event or circumstance exists, the nature thereof, the period of time it has existed and the action then being taken to remedy such event or circumstance. Borrower shall at all times, whether or not the Mortgage Loan is outstanding, deliver or shall cause Owner to deliver to Lender (x) a copy of all financial statements, reports, books, records and accounts required to be delivered to Mortgage Lender pursuant to the terms of the Mortgage Loan Documents within the time frames set forth in the Mortgage Loan Documents for the delivery of such financial statements, reports, books, records and accounts and (y) annually or upon written request from Lender at any time during which Rent under Space Leases exceeds ten percent (10%) of annual Operating Income, a true, complete and correct rent roll for the Premises, dated as of the last month of such Fiscal Year, showing the percentage of gross leasable area of the Property, if any, leased as of the last day of the preceding Fiscal Year, the current annual rent for the Property, the expiration date of each Lease, whether, to Borrower's knowledge, any portion of the Property has been sublet, and if it has, the name of the subtenant, and such rent roll shall be accompanied by an Officer's Certificate dated as of the date of the delivery of such rent roll, certifying that such rent roll is true, correct and complete in all material respects as of its date and stating whether Borrower, within the past year, has issued a notice of default with respect to any Lease which has not been cured and the nature of such default. Borrower shall furnish to Lender, within thirty (30) days after Lender's request therefor, such further detailed information with respect to the operation of the Premises and the financial affairs of Borrower as may be reasonably requested by Lender. Borrower acknowledges that notwithstanding anything to the contrary contained herein or in the Note, all extension fees will be treated as additional interest.

     Section 2.07. Litigation. Borrower will give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened (in writing) against Borrower, Owner or Guarantor which might have a Material Adverse Effect and of any claim, option, lien or encumbrance upon or against all or a portion of the Collateral.

     Section 2.08. Estoppel Certificates. Borrower (a) shall, or shall cause Owner to, from time to time but in no event more than two (2) times per year unless an Event of Default exists in which event no such limit shall apply, request from Mortgage Lender such certificates of estoppel with respect to compliance by Owner with the terms of the Mortgage Loan Documents as may be requested by Lender and required to be given by Mortgage Lender pursuant to the Mortgage Loan Documents; (b) shall, or shall cause Third Mez Borrower to, from time to time but in no event more than two (2) times per year unless and Event of Default exists in which event no such limit shall apply, request from Third Mez Lender such certificates of estoppel with respect to compliance by Third Mez Borrower with the terms of the Third Mez Loan Documents as may be reasonably requested by Lender and required to be given by Third Mez Lender pursuant to the Third Mez Loan Documents; (c) shall, or shall cause Second Mez Borrower to, from time to time but in no event more than two (2) times per year unless and Event of Default exists in which event no such limit shall apply, request from Second Mez Lender such certificates of estoppel with respect to compliance by Second Mez Borrower with the terms of the Second Mez Loan Documents as may be reasonably requested by Lender and required to be given by Second Mez Lender pursuant to the Second Mez Loan Documents and (d) shall, or shall cause First Mez Borrower to, from time to time but in no event more than two (2) times per year unless and Event of Default exists in which event no such limit shall apply, request from First Mez Lender such certificates of estoppel with respect to compliance by First Mez Borrower with the terms of the First Mez Loan Documents as may be reasonably requested by Lender and required to be given by First Mez Lender pursuant to the First Mez Loan Documents.

     Section 2.09. Budget. Borrower shall submit to Lender an Annual Budget not later than February 15 of each Fiscal Year or, with respect to the Fiscal Year in which the Closing Date occurs, within thirty (30) days of the Closing Date. Subject to the terms of the Management Agreement, at any time during the continuance of an Event of Default of the type set forth in Section 3.01(a) or
(b) or any other material monetary Event of Default (collectively, "Material Monetary Events of Default"), and during the continuance of an O&M Operative Period, Borrower shall submit to Lender for Lender's written approval an Annual Budget not later than February 15 of each Fiscal Year, in form satisfactory to Lender setting forth in reasonable detail budgeted monthly operating income and monthly operating capital and other expenses for the Property. In the event that Lender has the right to approve the Annual Budget pursuant to the preceding sentence, (a) such approval shall not be unreasonably withheld, and in the event that Lender objects to the proposed Annual Budget submitted by Borrower, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall, within three (3) days after receipt of notice of any such objections, revise such Annual Budget and resubmit the same to Lender,
(b) Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall revise the same in accordance with the process described herein until Lender approves an Annual Budget, provided, however, that if Lender shall not advise Borrower of its objections to any proposed Annual Budget within the applicable time period set forth in this Section, then such proposed Annual Budget shall be deemed approved by Lender, (c) until such time that Lender approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in Basic Carrying Costs and utilities expenses and to delete any non-recurring expenses and (d) in the event that Borrower must incur an Extraordinary Expense, then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender's approval, which approval may be granted or denied in Lender's sole and absolute discretion. No budget shall be submitted to Mortgage Lender by Owner for approval pursuant to Section 2.09 of the Mortgage unless the Annual Budget has been approved by Lender as provided in this Section.

     Section 2.10. Intentionally Omitted.

     Section 2.11. Transfers, Etc. Borrower shall not, without the prior consent of Lender, in any manner allow a Transfer to occur or enter into any agreement (other than the Mortgage or Mezzanine Loan documents) which expressly restricts Borrower from making amendments, modifications or waivers to the Loan Documents. Without the express prior written consent of

Lender, Borrower shall not, and shall not cause or permit Owner, Third Mez Borrower, Second Mez Borrower or First Mez Borrower to, enter into any consensual sale or other similar transaction with respect to the Property or any direct or indirect interest therein or impair or otherwise adversely affect the interests of Lender in the Collateral or any portion thereof or any interest therein.

     Section 2.12. Sums Held In Trust. To the extent Borrower receives any sums it is not otherwise entitled to receive pursuant to the terms of this Agreement, Borrower shall hold all such sums sufficient to discharge all sums due or to become due on the Debt, in trust for use in payment of the Debt.

     Section 2.13. Notification of Defaults. Borrower shall promptly (and in all events within two (2) Business Days of obtaining knowledge thereof) notify Lender of the occurrence of any default beyond applicable notice and grace periods, if any, under the Mortgage Loan, the First Mez Loan, the Second Mez Loan or the Third Mez Loan.

     Section 2.14. Compliance With Mortgage Loan Documents. (a) Borrower shall cause Owner to comply with all of the terms, covenants and conditions set forth in the Mortgage Loan Documents, notwithstanding any waiver or future amendment of such covenants by Mortgage Lender. Borrower acknowledges that the obligation to comply with such covenants is separate from, and may be enforced independently from, the obligations of Owner under the Mortgage Loan Documents, and, to the extent such term, covenants and conditions require any consents, approvals or waivers by Mortgage Lender, Lender shall have the same rights to consent, approve or waive. The provisions of Sections 3.01, 4.01, 7.02(a) through (c) and 8.01 of the Mortgage are hereby incorporated by reference as if fully restated herein and shall constitute the direct obligation of Borrower to either perform or to cause Owner to perform such covenants on behalf of Lender.

     (b) Borrower shall cause First Mez Borrower to comply with all of the terms, covenants and conditions set forth in the First Mez Loan Documents, notwithstanding any waiver or future amendment of such covenants by First Mez Lender. Borrower acknowledges that the obligation to comply with such covenants is separate from, and may be enforced independently from, the obligations of the First Mez Borrower under the First Mez Loan Documents.

     (c) Borrower shall cause Second Mez Borrower to comply with all of the terms, covenants and conditions set forth in the Second Mez Loan Documents, notwithstanding any waiver or future amendment of such covenants by Second Mez Lender. Borrower acknowledges that the obligation to comply with such covenants is separate from, and may be enforced independently from, the obligations of the Second Mez Borrower under the Second Mez Loan Documents.

     (d) Borrower shall cause Third Mez Borrower to comply with all of the terms, covenants and conditions set forth in the Third Mez Loan Documents, notwithstanding any waiver or future amendment of such covenants by Third Mez Lender. Borrower acknowledges that the obligation to comply with such covenants is separate from, and may be enforced independently from, the obligations of the Third Mez Borrower under the Third Mez Loan Documents.

     Section 2.15. No Change of Accounts. Borrower shall not permit (a) Owner to change the Collection Account or the Central Account, without the prior written consent of Lender and Mortgage Lender, (b) First Mez Borrower to change the lockbox account established pursuant to the First Mez Loan Agreement without the prior written consent of Lender, not to be unreasonably withheld, and First Mez Lender, (c) Second Mez Borrower to change the lockbox account established pursuant to the Second Mez Loan Agreement without the prior written consent of Lender, not to be unreasonably withheld, and Second Mez Lender and (d) Third Mez Borrower to change the lockbox account established pursuant to the Third Mez Loan Agreement without the prior written consent of Lender, not to be unreasonably withheld.

     Section 2.16. Confirmation of Loan Documents, Etc. (a) After request by Lender, Borrower, within fifteen (15) days and at its expense, will furnish or will cause Owner to furnish to Lender with a statement, duly acknowledged and certified, setting forth with respect to this Agreement, the Note, the First Mez Note, the Second Mez Note, the Third Mez Note and the Mortgage Note, as applicable, (i) the amount of the original principal amount, and the unpaid principal amount, (ii) the rate of interest, (iii) the date payments of interest and/or principal were last paid, (iv) any offsets or defenses to payment, and if any are alleged, the nature thereof, (v) that no modifications have taken place, or if modified, giving particulars of such modification and (vi) that there has occurred and is then continuing no Default or if such Default exists, the nature thereof, the period of time it has existed, and the action being taken to remedy such Default.

     (b) Within fifteen (15) days after written request by Borrower, Lender shall furnish to Borrower a written statement confirming the Principal Amount of the Loan, the maturity date of the Note and the date to which interest has been paid.

     Section 2.17. Corporate Actions. Without the prior written consent of Lender, Borrower will not and will not cause or allow the Corporations, LLCs or Partnerships at any time, to (and, without limiting the foregoing, will not vote to enable, or take any other action to permit, the Corporations, LLCs or Partnerships to):

     (a) purchase or redeem or obligate itself to purchase or redeem any Equity Interests in violation of this Agreement or any of the other Loan Documents; or

     (b) redeem or cancel any Equity Interests or authorize to be issued any additional Equity Interests; or

     (c) merge into or merge or consolidate with any corporation, partnership or limited liability company or entity or cause itself to dissolve or liquidate its assets; or

     (d) enter into, or cause or permit any affiliate of any of the Corporations, LLCs or Partnerships to enter into, (x) any transaction with a Person or entity affiliated with or related to itself, except upon arms-length terms and conditions, or (y) any transaction which is motivated by an intent to evade this Agreement; or

     (e) breach any of the covenants or obligations of the Corporations, LLCs or Partnerships pursuant to this Agreement.

     Section 2.18. Conduct of Operations. To the extent that such matters are within the control of Borrower pursuant to the terms of the Organizational Documents and applicable laws, Borrower shall cause the Corporations, LLCs and Partnerships to conduct their operations and to manage, protect and preserve their assets and to act in a commercially reasonable manner to preserve the value of the Collateral.

     Section 2.19. Voting Rights; Etc. (a) So long as an Event of Default shall not have occurred and be continuing, Borrower shall be permitted (i) to receive any and all regular Distributions and dividends paid in cash and in the ordinary course of business of the Partnerships, the LLCs and the Corporations with respect to the Equity Interests and (ii) to exercise all voting and other rights with respect to the Equity Interests as long as no vote shall be cast, or right exercised or other action taken which would, directly or indirectly, materially impair the value of any Collateral or which would be inconsistent with or result in a default under this Agreement or any of the other Loan Documents. Upon the receipt of a written request from Borrower, Lender shall execute and deliver (or cause to be executed and delivered) to Borrower all such proxies and other instruments as Borrower may reasonably request for the purpose of enabling Borrower to exercise the voting and other rights which it is entitled to exercise and to receive the dividends or interest payments which it is authorized to receive and retain pursuant to this Agreement. Upon the occurrence and during the continuance of an Event of Default, the aforesaid rights shall immediately and automatically vest in Lender.

     (b) If Borrower shall receive, by virtue of Borrower's being or having been an owner of any Equity Interest, (i) any Distributions or dividends payable in cash (except such Distributions and dividends permitted to be retained by Borrower pursuant to sub-section (a) above) or in securities or other property, or (ii) any Distributions or dividends in connection with a partial or total liquidation or dissolution or a reclassification, increase or reduction of capital, capital surplus or paid-in capital, Borrower shall receive the same in trust for Lender, segregate the same from its other assets and promptly deliver the same to Lender in the exact form received, with any necessary endorsement and/or appropriate powers or other instruments of assignment or conveyance, to be held by Lender as Collateral pursuant to this Agreement.

     Section 2.20. Admission of New Equity. Borrower will not agree to admit any new or substitute shareholders, members or partners into the Corporations, LLCs or Partnerships or transfer its interests in the Corporations, LLCs or Partnerships unless such new shareholder, member or partner executes and delivers, and agrees to be bound by, an agreement, in form and content substantially identical to this Agreement, pursuant to which such new shareholder, member or partner pledges its interests in the Corporations, LLCs or Partnerships to Lender and such admission is otherwise in accordance with the terms of the applicable Organizational Documents and the Loan Documents.

     Section 2.21. Proceeds of Collateral. Upon the occurrence and during the continuance of an Event of Default, all Proceeds of the Collateral received by Borrower shall be promptly delivered to Lender, in the same form as received, with the addition only of such endorsements and assignments as may be necessary to transfer title to Lender, and pending such delivery, such Proceeds shall be held in trust for Lender; and such Proceeds shall be applied to the Debt secured hereby pursuant to the terms of the Loan Agreement.

     Section 2.22. Admission of Lender As Shareholder, Member, Partner. In the event that Lender forecloses on the Collateral, notwithstanding anything to the contrary in the Organizational Documents, Lender shall automatically be admitted as a shareholder, member or partner of the Corporations, LLCs or Partnerships, respectively, and shall be entitled to receive all benefits and exercise all rights in connection therewith pursuant to the Organizational Documents; provided, however, that Lender shall have no liability for matters in connection with the Equity Interests arising or occurring, directly or indirectly, prior to Lender's becoming a shareholder, member or partner of the Corporations, LLCs or Partnerships.

     Section 2.23. Purchase of Mortgage Loan, Etc. (a) Neither Borrower nor any Affiliate thereof or any other Person acting upon their direction or request shall, directly or indirectly, acquire or agree to acquire, obtain, purchase or control the Mortgage Loan, or any portion thereof or any interest therein, or any direct or indirect ownership interest in the holder of, or participant in, the Mortgage Loan in any manner whatsoever. If, solely by operation of applicable subrogation law, Borrower or any Affiliate thereof shall be in breach of or fail to comply with the foregoing, then such breach or failure shall not be an Event of Default provided that Borrower (a) shall immediately upon obtaining knowledge thereof notify Lender of such failure or breach, and (b) shall cause Borrower and Affiliates thereof acquiring any interest in the Mortgage Loan Documents (i) not to enforce the Mortgage Loan Documents, and (ii) upon the request of Lender, to the extent any Borrower or such Affiliate has the power or authority to do so, to promptly (A) cancel, reconvey and release its interest in the Mortgage Loan Documents, (B) discontinue and terminate any enforcement proceeding(s) under the Mortgage Loan Documents and (C) assign and transfer its interest in the Mortgage Loan Documents to Lender.

     (b) Neither First Mez Borrower nor any Affiliate thereof or any other Person acting upon their direction or request shall, directly or indirectly, acquire or agree to acquire, obtain, purchase or control the First Mez Loan, or any portion thereof or any interest therein, or any direct or indirect ownership interest in the holder of, or participant in, the First Mez Loan in any manner whatsoever. If, solely by operation of applicable subrogation law, First Mez Borrower or any Affiliate thereof shall be in breach of or fail to comply with the foregoing, then such breach or failure shall not be an Event of Default provided that First Mez Borrower (a) shall immediately upon obtaining knowledge thereof notify Lender of such failure or breach, and (b) shall cause First Mez Borrower and Affiliates thereof acquiring any interest in the First Mez Loan Documents (i) not to enforce the First Mez Loan Documents, and (ii) upon the request of Lender, to the extent any First Mez Borrower or such Affiliate has the power or authority to do so, to promptly (A) cancel, reconvey and release its interest in the First Mez Loan Documents, (B) discontinue and terminate any enforcement proceeding(s) under the First Mez Loan Documents and (C) assign and transfer its interest in the First Mez Loan Documents to Lender.

     (c) Neither Second Mez Borrower nor any Affiliate thereof or any other Person acting upon their direction or request shall, directly or indirectly, acquire or agree to acquire, obtain, purchase or control the Second Mez Loan, or any portion thereof or any interest therein, or any direct or indirect ownership interest in the holder of, or participant in, the Second Mez Loan in any manner whatsoever. If, solely by operation of applicable subrogation law, Second Mez Borrower or any Affiliate thereof shall be in breach of or fail to comply with the foregoing, then such breach or failure shall not be an Event of Default provided that Second Mez Borrower (a) shall immediately upon obtaining knowledge thereof notify Lender of such failure or breach, and (b) shall cause Second Mez Borrower and Affiliates thereof acquiring any interest in the Second Mez Loan Documents (i) not to enforce the Second Mez Loan Documents, and (ii) upon the request of Lender, to the extent any Second Mez Borrower or such Affiliate has the power or authority to do so, to promptly (A) cancel, reconvey and release its interest in the Second Mez Loan Documents, (B) discontinue and terminate any enforcement proceeding(s) under the Second Mez Loan Documents and (C) assign and transfer its interest in the Second Mez Loan Documents to Lender.

     (d) Neither Third Mez Borrower nor any Affiliate thereof or any other Person acting upon their direction or request shall, directly or indirectly, acquire or agree to acquire, obtain, purchase or control the Third Mez Loan, or any portion thereof or any interest therein, or any direct or indirect ownership interest in the holder of, or participant in, the Third Mez Loan in any manner whatsoever. If, solely by operation of applicable subrogation law, Third Mez Borrower or any Affiliate thereof shall be in breach of or fail to comply with the foregoing, then such breach or failure shall not be an Event of Default provided that Third Mez Borrower (a) shall immediately upon obtaining knowledge thereof notify Lender of such failure or breach, and (b) shall cause Third Mez Borrower and Affiliates thereof acquiring any interest in the Third Mez Loan Documents (i) not to enforce the Third Mez Loan Documents, and (ii) upon the request of Lender, to the extent any Third Mez Borrower or such Affiliate has the power or authority to do so, to promptly (A) cancel, reconvey and release its interest in the Third Mez Loan Documents, (B) discontinue and terminate any enforcement proceeding(s) under the Third Mez Loan Documents and (C) assign and transfer its interest in the Third Mez Loan Documents to Lender.

     Section 2.24. Deed-In-Lieu, etc. Without the prior written consent of Lender, Borrower shall not, and shall not cause or permit Owner to, enter into any deed-in-lieu or consensual foreclosure with or for the benefit of Mortgage Lender or any of Mortgage Lender's Affiliates or designees. Without the express prior written consent of Lender, Borrower shall not, and shall not cause or permit Owner to, enter into any consensual sale or other similar transaction, impair or otherwise adversely affect the interests of Lender in the Collateral or any portion thereof or any interest therein.

     Section 2.25. Intercreditor Agreement. Borrower acknowledges and agrees that Lender, First Mez Lender, Second Mez Lender, Third Mez Lender and Mortgage Lender have entered into an intercreditor agreement regarding their respective rights under the Mortgage Loan and Loan (the "Intercreditor Agreement"). Borrower acknowledges and agrees that: (a) no Person other than Lender, First Mez Lender, Second Mez Lender, Third Mez Lender and Mortgage Lender has any rights whatsoever, direct or indirect, beneficial or otherwise, under the Intercreditor Agreement and Borrower is not a third party beneficiary thereof;
(b) Lender, First Mez Lender, Second Mez Lender, Third Mez Lender and Mortgage Lender may amend, modify, cancel, terminate, supplement or waive the Intercreditor Agreement at any time without notice to, or the consent of Borrower, Owner or any other Person, and (c) except as expressly set forth in this Agreement, any restriction or other agreement between Lender, First Mez Lender, Second Mez Lender, Third Mez Lender and Mortgage Lender set forth in the Intercreditor Agreement is personal between Lender, First Mez Lender, Second Mez Lender, Third Mez Lender and Mortgage Lender and, as between Lender, on the one hand, and Borrower, on the other hand, no such agreement or restriction will be deemed to benefit or otherwise modify any of the rights of Lender under the Loan Documents.

     Section 2.26. Payment of Impositions. Borrower shall pay and discharge all taxes now or hereafter imposed on it, or its income or profits, on any of its property or upon the liens provided for herein prior to the date on which penalties attach thereto; provided that Borrower shall have the right to contest the validity or amount of any such tax in good faith and by proper proceedings. Borrower shall promptly pay any valid, final judgment enforcing any such tax and cause the same to be satisfied of record.

     Section 2.27. Central Cash Management. (a) All amounts paid by the issuer of the Rate Cap Agreement (the "Counterparty") to Borrower or Lender, together with all rents, issues, profits, insurance proceeds, condemnation proceeds, refinancing proceeds and all other sums received with respect to the Premises or distributed with respect to the Equity Interests after all sums which are authorized or required to be paid pursuant to the Mortgage Loan Documents, First Mez Loan Agreement, Second Mez Loan Agreement and Third Mez Loan Agreement (collectively, "Remaining Rents"), shall be paid by federal wire transfer or automatic clearing house funds ("ACH") to Lender and shall be deposited immediately into an Eligible Account located at a bank satisfactory to Lender (the "Lockbox Account"). Lender has established the Lockbox Account in the name of Lender as secured party. The Lockbox Account shall be under the sole dominion and control of Lender. The Lockbox Account shall contain the Debt Service Payment Account (an "Account" and together with the other accounts now or hereafter required to be established pursuant to this Section 2.27, collectively, the "Accounts") to which certain funds shall be allocated and from which disbursements shall be made pursuant to the terms of the Lockbox Agreement. Borrower hereby irrevocably directs and authorizes Lender to withdraw funds from the Lockbox Account, all in accordance with the terms and conditions of the Lockbox Agreement. Borrower shall have no right of withdrawal in respect of the Lockbox Account. Each transfer of funds to be made hereunder shall be made only to the extent that funds are on deposit in the Lockbox Account, and Lender shall have no responsibility to make additional funds available in the event that funds on deposit are insufficient. Borrower shall enter into or shall cause Owner to enter into a substitute cash management agreement and related lockbox agreement (collectively, the "Substitute CMA Agreements") with substantially the same terms as the agreements entered into as of the date hereof in connection with the Mortgage Loan as a condition to the satisfaction of the Mortgage Loan or if Mortgage Lender is not requiring that sums be deposited into any Sub-Accounts or Escrow Accounts. Such substitute agreements shall provide that all Remaining Rents shall be deposited into the Lockbox Account for disbursement in accordance with the terms of the Substitute CMA Agreements, the Lockbox Agreement (as amended to conform with the Substitute CMA Agreements) and this Agreement. Additionally, on or before the Closing Date, Borrower shall establish or cause Owner to establish such escrow and reserve accounts and deposit such amounts into such accounts as required pursuant to the terms of the Mortgage Loan Documents. After the occurrence and during the continuance of an Event of Default, the funds on deposit in the Lockbox Account, and all other funds received by Lender in respect of the Loan, shall be disbursed and applied in such order and such manner as Lender shall elect in its sole discretion. If Borrower shall receive any Remaining Rents other than in accordance with this Agreement, Borrower shall hold all such payments in trust for Lender, will not co-mingle such payments with other funds of Borrower, and will immediately pay and deliver in kind, all such payments directly to Lender for application by Lender in accordance with this Agreement.

     (b) Borrower shall maintain the Rate Cap Agreement at all times during the term of the Loan and pay all fees, charges and expenses incurred in connection therewith. Borrower shall comply with all of its obligations under the terms of the Rate Cap Agreement. All amounts paid by the Counterparty to Borrower or Lender shall be deposited immediately into the Lockbox Account. Borrower shall take all actions reasonably requested by Lender to enforce Lender's rights under the Rate Cap Agreement in the event of a default by the Counterparty. In the event that (a) the long-term unsecured debt obligations of the Counterparty are downgraded by the Rating Agency below "AA-" or its equivalent or (b) the Counterparty shall default in any of its obligations under the Rate Cap Agreement, Borrower shall, at the request of Lender, promptly but in all events within five (5) Business Days, replace the Rate Cap Agreement with an agreement having identical payment terms and maturity as the Rate Cap Agreement and which is otherwise in form and substance substantially similar to the Rate Cap Agreement and otherwise acceptable to Lender with a cap provider, the long-term unsecured debt of which is rated at least "AA-" (or its equivalent) by each Rating Agency, or which will allow each Rating Agency to reaffirm their then current ratings of all rated certificates issued in connection with the Securitization. In the event that Borrower fails to maintain the Rate Cap Agreement as provided in this Section, Lender may purchase the Rate Cap Agreement and the cost incurred by Lender in connection therewith shall be paid by Borrower to Lender with interest thereon at the Default Rate from the date such cost is incurred until such cost is paid by Borrower to Lender. On or prior to the Payment Date in February, 2008, Borrower shall deliver to Lender a replacement Rate Cap Agreement with a term expiring not earlier than the Maturity Date and otherwise in form and substance acceptable to Lender which is issued by a Counterparty having a long-term unsecured debt rating of "AA-" (or its equivalent) or better from each Rating Agency (the "Replacement Rate Cap Agreement").

     (c) Subject to the rights of First Mez Lender, Second Mez Lender and Third Mez Lender, at any time that sums are not being deposited into the Sub-Accounts or Escrow Accounts pursuant to the terms of the Mortgage, Borrower shall establish and maintain one or more sub-accounts of the Lockbox Account into which Remaining Rents shall be deposited for the purposes of paying Basic Carrying Costs, Recurring Replacement Expenditures and Operating Expenses in accordance with and to the extent provided in the Mortgage. In connection therewith, Borrower and Lender shall modify the Lockbox Agreement to provide that, if sums are required to be deposited into the Lockbox Account pursuant to this Section 2.27(c), such funds shall be allocated in the order of priority set forth in Section 5.05 of the Mortgage and Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to execute any such amendment to the Lockbox Agreement. The amounts to be deposited in such sub-accounts shall equal the amounts required to be deposited in the Sub-Accounts and Escrow Accounts pursuant to the terms of the Mortgage (as in effect on the Closing Date or as amended with Lender's approval) and sums deposited into such sub-accounts may be released on the same terms and conditions as set forth in the Mortgage (as in effect on the Closing Date or as amended with Lender's approval).

     (d) Borrower hereby agrees for the benefit of itself, First Mez Borrower, Second Mez Borrower, Third Mez Borrower and Owner that all payments actually received by Lender shall be deemed payments to Borrower by First Mez Borrower, Second Mez Borrower, Third Mez Borrower and Owner. Lender shall apply any and all such payments actually received by Lender for application in accordance with this Agreement. After payment of all sums due and payable with respect to the Loan, Lender shall return to Borrower that portion of any payments actually


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

received by Lender from Borrower, First Mez Borrower, Second Mez Borrower, Third Mez Borrower or Owner which is required to be paid to Borrower pursuant to the Loan Documents.

     Section 2.28. Certain Additional Rights of Lender. Notwithstanding anything to the contrary which may be contained in this Agreement, Lender shall have:

     (a) the right to routinely consult on a regular basis (no less frequently than quarterly) with and advise Borrower's management regarding the significant business activities and business and financial developments of Borrower, provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances, and, provided, further, that Lender shall have the right to call special meetings at any reasonable times;

     (b) the right, without restricting any other rights of Lender under this Agreement (including any similar right), to restrict financing to be obtained in connection with future property transactions, refinancing of any acquisition financings, and unsecured debt unless the Loan has been paid in full;

     (c) the right, without restricting any other right of Lender under this Agreement (including any similar right), to restrict, upon the occurrence of an Event of Default, Borrower's payments of management, consulting, director or similar fees to Affiliates of Borrower (or their personnel);

     (d) the right, without restricting any other rights of Lender under this Agreement (including any similar right), to approve any acquisition by Borrower of any other significant property (other than personal property required for the day to day operation of the Premises);

     (e) the right, without restricting any other rights of Lender under this Agreement (including any similar right), in the event of an Event of Default, to vote the owners' interests in Borrower pursuant to irrevocable proxies granted, at the request of Borrower in advance for this purpose; and

     (f) the right, without restricting any other rights of Lender under this Agreement (including any similar right), to restrict the transfer of voting interests in Borrower held by its members, and the right to restrict the transfer of interests in such member, except for any transfer that is a Permitted Transfer which does not require Lender's consent.

The rights contained in this Section 2.28 may be exercised by any Person which owns or Controls, directly or indirectly, substantially all of the interests in Lender or the Loan.

     Section 2.29. Refinancing, Liens, etc. Borrower shall not and shall not permit First Mez Borrower, Second Mez Borrower, Third Mez Borrower or Owner to, without the prior written consent of Lender, which consent may be withheld, delayed or conditioned in the sole discretion of Lender, give its consent or approval or agree to any of the following:

     (a) (i) any refinancing of the Mortgage Loan, the First Mez Loan, the Second Mez Loan, or the Third Mez Loan, (ii) any prepayment in full of the Mortgage Loan, the First Mez Loan, the Second Mez Loan or the Third Mez Loan,
(iii) any Transfer (for purposes of this

Section 2.29(a) only, as defined in the Mortgage (as in effect on the Closing Date or as amended with Lender's approval)) of the Premises, or (iv) any action in connection with or in furtherance of the foregoing;

     (b) placing or permitting to attach any additional liens or encumbrances on the Premises (except for liens and encumbrances permitted under the Mortgage Loan Documents, the First Mez Loan Documents, the Second Mez Loan Documents or the Third Mez Loan Documents (as in effect on the Closing Date or as amended with Lender's approval) not requiring the consent of Mortgage Lender, First Mez Lender, Second Mez Lender or Third Mez Lender); or

     (c) any modification, amendment, consolidation, spread, restatement or waiver of any provision of the Mortgage Loan Documents, First Mez Loan Documents, Second Mez Loan Documents or Third Mez Loan Documents.

     Section 2.30. Insurance. (a) The insurance described in Section 3.01 of the Mortgage and Section 2.30(c) hereof (except policies for worker's compensation) shall be in the form (other than with respect to Sections 3.01(a)(vi) and (vii) of the Mortgage when insurance in those two sub-sections is placed with a governmental agency or instrumentality on such agency's forms) and amount and with deductibles as, from time to time, shall be required pursuant to the Mortgage or otherwise acceptable to Lender, under valid and enforceable policies issued by financially responsible insurers authorized to do business in the State where the Premises is located, and shall have a claims paying ability rating and/or financial strength rating, as applicable, meeting the rating requirements set forth in the Mortgage and Borrower shall cause Owner to carry all such insurance (whether or not the Mortgage Loan is outstanding) for so long as any portion of the Debt remains outstanding. All such policies (except policies for worker's compensation) shall name Lender as an additional named insured (subject to the rights of Mortgage Lender, First Mez Lender, Second Mez Lender and Third Mez Lender), with respect to the insurance required pursuant to
Section 3.01(a)(iii) of the Mortgage, shall provide, subsequent to the satisfaction of the Mortgage Loan, for loss payable to Lender (subject to the rights of First Mez Lender, Second Mez Lender and Third Mez Lender) and shall contain (or have attached): (i) standard "non-contributory mortgagee" endorsement or its equivalent relating, inter alia, to recovery by Lender notwithstanding the negligent or willful acts or omissions of Borrower; (ii) a waiver of subrogation endorsement as to Lender; (iii) an endorsement indicating that neither Lender nor Borrower shall be or be deemed to be a co-insurer with respect to any casualty risk insured by such policies and shall provide for a deductible per loss of an amount not more than that which is customarily maintained by owners of similar properties similarly situated, and (iv) a provision that such policies shall not be canceled, terminated, denied renewal or amended, including, without limitation, any amendment reducing the scope or limits of coverage, without at least thirty (30) days' prior written notice to Lender in each instance. Not less than thirty (30) days prior to the expiration dates of the insurance policies obtained pursuant to this Agreement, originals or certified copies of renewals of such policies (or certificates evidencing such renewals) bearing notations evidencing the payment of premiums or accompanied by other reasonable evidence of such payment (which premiums shall not be paid by Borrower or Owner through or by any financing arrangement which would entitle an insurer to terminate a policy) shall be delivered by Borrower to Lender. Borrower shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under

Section 3.01 of the Mortgage or Section 2.30(c) hereof.

     (b) If Borrower fails to maintain and deliver to Lender the original policies or certificates of insurance required by this Agreement, Lender may, at its option, procure such insurance, and Borrower shall pay, or as the case may be, reimburse Lender for, all premiums thereon promptly, upon demand by Lender, with interest thereon at the Default Rate from the date paid by Lender to the date of repayment and such sum shall constitute a part of the Debt.

     (c) Borrower shall deliver to Lender such other insurance as may from time to time be required by Lender and which is then customarily required by Institutional Lenders for similar properties similarly situated, against other insurable hazards, including, but not limited to, malicious mischief, vandalism, acts of terrorism, windstorm and/or earthquake, due regard to be given to the size and type of the Premises, Improvements, Fixtures and Equipment and their location, construction and use. Additionally, Borrower shall carry such insurance coverage as Lender may from time to time require if the failure to carry such insurance may result in a downgrade, qualification or withdrawal of any class of securities issued in connection with a Securitization.

     Section 2.31. Casualty. Borrower shall give Lender prompt notice of any loss or damage to the Premises and, subject to the rights of the Mortgage Lender under the Mortgage Loan Documents, First Mez Lender under the First Mez Loan Documents, Second Mez Lender under the Second Mez Loan Documents and Third Mez Lender under the Third Mez Loan Documents (which shall in all respects supersede the rights of Lender under this Section 2.31);

     (a) After the Mortgage Loan, the First Mez Loan, the Second Mez Loan and the Third Mez Loan have been paid in full, in the event of any loss or damage covered by any insurance, Lender is hereby authorized (i) if an Event of Default shall have occurred or, if no Event of Default shall have occurred but Borrower, First Mez Borrower, Second Mez Borrower, Third Mez Borrower or Owner fails to settle and adjust any claim within ninety (90) Business Days after such casualty has occurred, to settle and adjust any claim under such insurance without the consent of Borrower, First Mez Borrower, Second Mez Borrower, Third Mez Borrower or Owner, or (ii) if no Event of Default has occurred, to allow Borrower or Owner within ninety (90) Business Days after such casualty to settle and adjust such claim with, if any settlement may reasonably be anticipated to result in proceeds in excess of $1,000,000.00, the consent of Lender, not to be unreasonably withheld; provided, however, that in either case Lender shall, and is hereby authorized to, collect and receive any such insurance proceeds, subject, however, to the rights of Mortgage Lender under the Mortgage Loan Documents, First Mez Lender under the First Mez Loan Documents, Second Mez Lender under the Second Mez Loan Documents and Third Mez Lender under the Third Mez Loan Documents. The expenses incurred by Lender in the adjustment and collection of such proceeds of insurance shall be additional Debt of Borrower, and shall be reimbursed to Lender upon demand or, at Lender's option, in the event and to the extent sufficient proceeds are available, deducted by Lender from such proceeds of insurance prior to any other application thereof. If the Mortgage Loan, the First Mez Loan, the Second Mez Loan and the Third Mez Loan have been paid in full, each insurance company which has issued insurance is hereby authorized and directed to make payment for all losses covered by such insurance to Lender alone, and not to Lender and Borrower, First Mez Borrower, Second Mez Borrower, Third Mez Borrower or Owner jointly. Borrower agrees to execute and cause Owner, First Mez Borrower, Second Mez Borrower and Third Mez Borrower to execute all documents and make all deliveries required in order to permit adjustment and payment of insurance proceeds as provided above.

     (b) Borrower hereby assigns to Lender the proceeds of all insurance (other than worker's compensation and liability insurance) obtained pursuant to this Agreement, all of which proceeds shall be payable to Lender as collateral and further security for the payment of the Debt and the performance of Borrower's obligations hereunder and under the other Loan Documents, and Borrower hereby authorizes and directs the issuer of any such insurance to, subject to the rights of Mortgage Lender under the Mortgage Loan Documents, make payment of such proceeds directly to Lender. Lender may, consistent with the terms of the Mortgage, apply the proceeds of insurance received upon any casualty either (i) to reduce the Debt, in such order or manner as Lender may elect; or (ii) to reimburse Borrower, First Mez Borrower, Second Mez Borrower, Third Mez Borrower or Owner for or to pay the costs of restoring, repairing, replacing or rebuilding (collectively, a "Restoration") the loss or damage caused by such casualty, in accordance with and subject to such conditions as Lender may determine in its sole discretion.

     Section 2.32. Management of Premises. Borrower shall cause Owner to operate and manage the Property or cause the Property to be operated and managed in a manner which is consistent with the requirements set forth in the Mortgage. Borrower covenants and agrees with Lender that (a) the Premises will be managed at all times by an Approved Manager pursuant to the management agreements approved by Lender (individually or collectively as the context requires, the "Management Agreement"), (b) after Borrower has knowledge of a fifty percent (50%) or more change in control of the ownership of Manager, Borrower will promptly give Lender notice thereof (a "Manager Control Notice") and (c) any Management Agreement may be terminated by Lender at any time following an uncured monetary Event of Default and acceleration of all amounts due under the Loan, provided that there otherwise exists a right to terminate the Manager (after all applicable notice and cure periods) under the Management Agreement and a substitute managing agent shall be appointed by Lender, subject to Lender's prior written approval, which may be given or withheld in Lender's reasonable discretion and which may be conditioned on, inter alia, a letter from the Rating Agency confirming that any rating issued by the Rating Agency in connection with a Securitization or Mortgage Securitization will not, as a result of the proposed change of Manager, be downgraded from the then current ratings thereof, qualified or withdrawn. Borrower may from time to time appoint a successor manager to manage the Premises with Lender's prior written consent which consent shall not be unreasonably withheld or delayed, provided that any such successor manager shall be a reputable management company which is an Approved Manager. Borrower further covenants and agrees that Borrower shall require the Manager (or any successor managers) to maintain at all times during the term of the Loan worker's compensation insurance as required by Governmental Authorities.

     Section 2.33. Power of Attorney. Borrower hereby irrevocably appoints and instructs Lender as its attorney-in-fact, with full authority in the place and stead of Borrower and in the name of Borrower, Lender or otherwise, from time to time in Lender's discretion to take any and all actions necessary and proper, to carry out the intent of this Agreement and (a) to perfect and protect the lien, pledge, assignment and security interest of Lender created hereunder, (b) from and during the continuance of an Event of Default, (i) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral, (ii) to file any claims or take any action or institute any proceedings for the collection of any of the Collateral or otherwise to enforce the rights of Lender with respect to any of the Collateral, and (iii) in connection with the exercise of any power, right, privilege or remedy pursuant to this Agreement, to make all necessary assignments, transfers and deliveries of the Collateral and rights and to execute all applications, certificates, instruments, assignments and other documents and papers, and (c) subject to the provisions of this Agreement to collect and receive any insurance proceeds paid with respect to any portion of the insurance policies required to be maintained hereunder, and to endorse any checks, drafts or other instruments representing any insurance proceeds whether payable by reason of loss thereunder or otherwise. Borrower hereby ratifies, approves and confirms all actions taken by Lender and its attorneys-in-fact pursuant to this Section 2.33. Neither Lender nor any said Lender or attorney-in-fact will be liable for any acts of commission or omission nor for any error of judgment or mistake of fact or law with respect to its dealings with the Collateral except which arise solely from the gross negligence and willful misconduct of Lender. This power of attorney, being coupled with an interest, is irrevocable until the date upon which the Debt has been indefeasibly satisfied in full. Without limiting the foregoing, if Borrower fails to perform any agreement or obligation contained herein, Lender may itself perform, or cause performance of, where necessary or advisable in the name or on behalf of Borrower, and at the expense of Borrower, as applicable.

     Section 2.34. Leases. (a) Borrower covenants and agrees that, from the date hereof and until payment in full of the Debt, Borrower shall, or shall cause Owner to, comply with the terms and provisions of Section 7.02(a) through (c) of the Mortgage as provided in Section 2.14 hereof, and, to the extent such term, covenants and conditions require any consents, approvals or waivers by Mortgage Lender, Lender shall have the same rights to consent, approve or waive.

     (b) Subject to the rights of Mortgage Lender in respect of the Rents and Property Available Cash under the Mortgage Loan Documents, the rights of First Mez Lender in respect of the Rents and Property Available Cash under the First Mez Loan Documents, the rights of Second Mez Lender in respect of the Rents and Property Available Cash under the Second Mez Loan Documents and the rights of Third Mez Lender in respect of the Rents and Property Available Cash under the Third Mez Loan Documents at any time that (i) payments are not being made to the Central Account or the Collection Account, or (ii) following repayment of the Mortgage Loan, then Lender shall have the immediate right to notify all tenants and other third parties to make payments directly to the Lockbox Account in the manner and consistent with Section 5.01 of the Mortgage. Borrower hereby authorizes and directs the tenants and other third parties to make such payments directly to the Lockbox Account upon notice by Lender. Subject to the rights of Mortgage Lender under the Mortgage Loan Documents, First Mez Lender under the First Mez Loan Documents, Second Mez Lender under the Second Mez Loan Documents and the rights of Third Mez Lender in respect of the Rents under the Third Mez Loan Documents, security and other refundable deposits of tenants, whether held in cash or any other form, shall, after and during the continuance of an Event of Default, be turned over to Lender (together with any undisbursed interest earned thereon) upon Lender's request therefor to be held by Lender subject to the terms of the Leases. Any letter of credit or other instrument which Borrower or Owner holds in lieu of cash security deposit shall be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as herein-above described and shall in all respects comply with any applicable Legal Requirements and otherwise be satisfactory to Lender. Borrower shall, upon request, provide Lender with evidence satisfactory to Lender of Borrower's, First Mez Borrower's, Second Mez Borrower's, Third Mez Borrower's and Owner's compliance with the foregoing.

     (c) Borrower (i) shall cause Owner to observe and perform all of its material obligations under the Leases pursuant to applicable Legal Requirements and shall not do or permit to be done anything to impair the value of the Leases; (ii) shall cause Owner to promptly send copies to Lender of all notices of material default which Owner shall receive under the Leases; (iii) shall, consistent with the requirements of the Mortgage, enforce all of the terms, covenants and conditions contained in the Leases to be observed or performed;
(iv) shall not permit Owner to collect any of the Rents under the Leases more than one (1) month in advance (except that Owner may collect in advance such security deposits as are permitted pursuant to applicable Legal Requirements and are commercially reasonable in the prevailing market); (v) shall not permit Owner to cancel or terminate any of the Leases or accept a surrender thereof in any manner inconsistent with commercially reasonable standards exercised by Approved Managers; (vi) shall not permit Owner to alter, modify or change the terms of any guaranty of any Major Space Lease or cancel or terminate any such guaranty; (vii) shall cause Owner, in accordance with the Approved Manager Standard, to make all reasonable efforts to seek lessees for space as it becomes vacant and enter into Leases in accordance with the terms hereof; and (viii) shall not permit Owner to materially modify, alter or amend any Major Space Lease or Property Agreement without Lender's consent, which consent will not be unreasonably withheld or delayed. In all instances that Owner is required to obtain the consent of Mortgage Lender prior to entering into any Lease, Lease amendment, modification or termination, Borrower shall cause Owner to obtain Lender's consent to such proposed Lease, Lease amendment, modification or termination prior to permitting or causing Owner to submit the proposed Lease, Lease amendment, modification or termination to Mortgage Lender. Borrower shall, and shall cause First Mez Borrower, Second Mez Borrower, Third Mez Borrower and Owner to, promptly send copies to Lender of all notices of material default which First Mez Borrower, Second Mez Borrower, Third Mez Borrower or Owner shall receive under the Leases.

     Section 2.35. Condemnation. In the event that all or any portion of the Premises shall be damaged or taken through condemnation (which term shall include any damage or taking by any governmental authority, quasi-governmental authority, any party having the power of condemnation, or any transfer by private sale in lieu thereof), or any such condemnation shall be threatened, Borrower shall give prompt written notice to Lender. Lender acknowledges that Owner's rights to any condemnation award is subject to the terms of the Mortgage. Notwithstanding the foregoing, Borrower may not and shall not permit Owner, First Mez Borrower, Second Mez Borrower or Third Mez Borrower to settle or compromise any claim, action or proceeding relating to such damage or condemnation without the prior written consent of Lender, which shall not be unreasonably withheld, delayed or denied; provided, further, that Owner, First Mez Borrower, Second Mez Borrower or Third Mez Borrower may settle, adjust and compromise any such claim, action or proceeding which is of an amount less than $250,000 provided no Event of Default has occurred. Any proceeds remaining after the application of any award to reconstruct or repair the Premises or to the payment of the Mortgage Loan, the First Mez Loan, the Second Mez Loan and the Third Mez Loan shall be paid to Lender and applied to the payment of the Debt whether or not then due. In the event that Owner is permitted pursuant


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

to the terms of the Mortgage to reconstruct, restore or repair the Premises following a condemnation of any portion of the Premises, Borrower shall cause Owner to promptly and diligently repair and restore the Premises in the manner and within the time periods required by the Mortgage, the Leases and any other agreements affecting the Premises. In the event that Owner is permitted pursuant to the terms of the Mortgage to elect not to reconstruct, restore or repair the Premises following a condemnation of any portion of the Premises, Borrower shall not permit Owner to elect not to reconstruct, restore or repair the Property without the prior written consent of Lender.

                    ARTICLE III. EVENTS OF DEFAULT/REMEDIES

     Section 3.01. Events of Default. The Loan shall become immediately due at the option of Lender upon any one or more of the following events ("Event of Default"):

     (a) if the final payment or prepayment premium, if any, due under the Note shall not be paid on Maturity;

     (b) if any monthly payment of interest and/or principal due under the Note (other than the sums described in (a) above) shall not be fully paid on the date upon which the same is due and payable thereunder;

     (c) if payment of any sum (other than the sums described in (a) above or (b) above) required to be paid pursuant to the Note, this Agreement or any other Loan Document shall not be paid within ten (10) days after Lender delivers written notice to Borrower that same is due and payable thereunder or hereunder;

     (d) if Borrower, First Mez Borrower, Second Mez Borrower, Third Mez Borrower, Owner, Guarantor or, if Borrower, First Mez Borrower, Second Mez Borrower, Third Mez Borrower, Owner or Guarantor is a partnership, any general partner of Borrower, First Mez Borrower, Second Mez Borrower, Third Mez Borrower, Owner or Guarantor, or, if Borrower, First Mez Borrower, Second Mez Borrower, Third Mez Borrower, Owner or Guarantor is a limited liability company, any member of Borrower, First Mez Borrower, Second Mez Borrower, Third Mez Borrower, Owner or Guarantor, shall institute or cause to be instituted any proceeding for the termination or dissolution of Borrower, First Mez Borrower, Second Mez Borrower, Third Mez Borrower, Owner, Guarantor or any such general partner or member;

     (e) if a default beyond applicable notice and grace periods shall occur under any of the Mortgage Loan Documents, the First Mez Loan Documents, the Second Mez Loan Documents or the Third Mez Loan Documents, or any other event or condition shall exist, if the effect of such event or condition is to accelerate or permit Mortgage Lender, First Mez Lender, Second Mez Lender or Third Mez Lender to accelerate the maturity of any portion of the Mortgage Loan, the First Mez Loan, the Second Mez Loan or the Third Mez Loan;

     (f) if Borrower, First Mez Borrower, Second Mez Borrower, Third Mez Borrower, Owner or Guarantor attempts to assign its rights under this Agreement or any other Loan Document or any interest herein or therein, or if any Transfer occurs;

     (g) if any representation or warranty of Borrower, First Mez Borrower, Second Mez

Borrower, Third Mez Borrower, Owner or Guarantor made herein or in any other Loan Document or in any certificate, report, financial statement or other instrument or agreement furnished to Lender shall prove false or misleading in any material respect as of the date made; provided, however, that if such representation or warranty which was false or misleading in any material respect is, by its nature, curable and is not reasonably likely to have a Material Adverse Effect, and such representation or warranty was not, to the best of Borrower's knowledge, false or misleading in any material respect when made, then the same shall not constitute an Event of Default unless Borrower has not cured the same within five (5) Business Days after receipt by Borrower of notice from Lender in writing of such breach;

     (h) if Borrower, First Mez Borrower, Second Mez Borrower, Third Mez Borrower, Owner, Guarantor or, if Borrower, First Mez Borrower, Second Mez Borrower, Third Mez Borrower, Owner or Guarantor is a partnership, any general partner of Borrower, First Mez Borrower, Second Mez Borrower, Third Mez Borrower, Owner or Guarantor, or, if Borrower, First Mez Borrower, Second Mez Borrower, Third Mez Borrower, Owner or Guarantor is a limited liability company, any member of Borrower, First Mez Borrower, Second Mez Borrower, Third Mez Borrower, Owner or Guarantor, shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due;

     (i) if a receiver, liquidator or trustee of Borrower, First Mez Borrower, Second Mez Borrower, Third Mez Borrower, Owner or Guarantor or any general partner of Borrower, First Mez Borrower, Second Mez Borrower, Third Mez Borrower, Owner or Guarantor shall be appointed or if Borrower, First Mez Borrower, Second Mez Borrower, Third Mez Borrower, Owner or Guarantor or their respective general partners shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, First Mez Borrower, Second Mez Borrower, Third Mez Borrower, Owner, Guarantor or their respective general partners or if any proceeding for the dissolution or liquidation of Borrower, First Mez Borrower, Second Mez Borrower, Third Mez Borrower, Owner, Guarantor or their respective general partners shall be instituted; however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, First Mez Borrower, Second Mez Borrower, Third Mez Borrower, Owner, Guarantor or their respective general partners, as applicable, upon the same not being discharged, stayed or dismissed within ninety (90) days or if Borrower, First Mez Borrower, Second Mez Borrower, Third Mez Borrower, Owner, Guarantor or their respective general partners shall generally not be paying its debts as they become due;

     (j) if Borrower consummates a transaction which would cause this Agreement or Lender's rights under this Agreement, the Note or any other Loan Document to constitute a non-exempt prohibited transaction under ERISA or result in a violation of a state statute regulating government plans subjecting Lender to liability for a violation of ERISA or a state statute;

     (k) if a default beyond applicable notice and grace periods shall occur under any loan and security agreement executed by Borrower or any Affiliate of Borrower which secures, in whole or in part, the Debt;

     (l) if any pledge or security interest made or granted or purported to be made or granted pursuant to this Agreement or any of the other Loan Documents shall cease to be in full force and effect or shall not be enforceable or shall not be of the effect or have the priority stated herein or therein for such pledge or security interest; or

     (m) if a default shall occur under any of the other terms, covenants or conditions of the Note, this Agreement or any other Loan Document, other than as set forth in (a) through (l) above, for ten (10) days after notice from Lender in the case of any default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other default or an additional sixty (60) days if Borrower is diligently and continuously effectuating a cure of a curable non-monetary default, other than as set forth in (a) through (l) above.

     Section 3.02. Remedies. (a) Upon the occurrence and during the continuance of any Event of Default, Lender may, in addition to any other rights or remedies available to it hereunder or under any other Loan Document, at law or in equity, take such action, without notice or demand, as it reasonably deems advisable to protect and enforce its rights against Borrower and in and to the Collateral, including, but not limited to, the following actions, each of which may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting any other rights and remedies of Lender hereunder, at law or in equity: (i) declare all or any portion of the unpaid Loan to be immediately due and payable; provided, however, that upon the occurrence of any of the events specified in Section 3.01(i), the entire Loan will be immediately due and payable without notice or demand or any other declaration of the amounts due and payable; or (ii) bring an action to foreclose this Agreement and thereupon Lender may (A) exercise all rights and powers of Borrower with respect to the Collateral or any part thereof, whether in the name of Borrower or otherwise and
(B) apply the receipts from the Collateral to the payment of the Debt, after deducting therefrom all expenses (including, without limitation, reasonable attorneys' fees and disbursements and all applicable transfer taxes) reasonably incurred in connection therewith, as well as just and reasonable compensation for the services of Lender's third-party agents; or (iii) sell the Collateral or institute proceedings for the complete foreclosure of this Agreement, or take such other action as may be allowed pursuant to Legal Requirements, at law or in equity, for the enforcement of this Agreement; or (iv) pursue any or all such other rights or remedies as Lender may have under applicable law or in equity (including, without limitation, all rights and remedies to a secured party under the UCC); provided, however, that the provisions of this Section shall not be construed to extend or modify any of the notice requirements or grace periods provided for hereunder or under any of the other Loan Documents.

     (b) In addition to the remedies described in subsection (a) above, if any Event of Default shall occur, so long as such Event of Default shall be continuing, (i) Lender and/or its nominees or designees shall have the right to receive any and all dividends, payments or Distributions paid with respect to the Equity Interests and the other Collateral, as applicable, and make application thereof in accordance with this Agreement (and any dividends and other payments received in trust by Borrower for the benefit of Lender shall be segregated from the other funds of Borrower) and (ii) at Lender's election, all Equity Interests shall be transferred to Lender and/or one (1) or more nominee(s) or designee(s) thereof, and Lender and/or such nominee(s) or designee(s) may in the name of Borrower or in Lender's and/or such nominee's(s') or designee's(s') own name, collect all payments and assets due Borrower pursuant to the Equity Interests and/or the applicable Organizational Documents, and Lender and/or such nominee(s) or designee(s) may thereafter exercise (A) all voting and other rights pertaining to the Equity Interests and/or the other Collateral under the Organizational Documents, and (ii) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the Equity Interests as if they were the absolute owners thereof (including the right to exchange at their discretion any and all of the Equity Interests upon the merger, consolidation, reorganization, recapitalization or other change in the structure of any Corporation, LLC or Partnership), or upon the exercise by Borrower or Lender and/or such nominee(s) or designee(s) of any right, privilege or option pertaining to such Equity Interests, and, in connection therewith, the right to deposit and deliver evidences of the Equity Interests with any committee, depository, transfer agent, registrar or other designated agency (upon such terms and conditions as they may determine), all without liability except to account for property actually received by them, but neither Lender nor any such nominee or designee shall have any duty to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. Further, unless and until Lender and/or such nominee(s) or designee(s) succeeds to actual ownership thereof, pursuant to the exercise of Lender's remedies described in subsection (a) above, neither Lender nor any such nominee or designee shall be obligated to perform or discharge any obligation, duty or liability in connection with the Equity Interests or the other Collateral. The rights of Lender hereunder shall not be conditioned or contingent upon the pursuit by Lender of any other right or remedy against Borrower or any guarantor of any of the Debt, or against any other Person which may be or become liable in respect of all or any part of the Debt or against any other collateral security therefor, guarantee thereof or right of offset with respect thereto. Neither Lender nor any of its nominees or designees shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall they be under any obligation to sell or otherwise dispose of any Collateral upon the request of Borrower or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

     (c) Following the occurrence and during the continuance of an Event of Default, Lender may, at its election, and in addition to any other remedies available hereunder, in its sole and absolute discretion, no such duty being imposed hereby, pay, purchase, contest or compromise any encumbrance, charge or lien which is prior or superior to its security interest in the Collateral and pay all expenses incurred therewith (any payment or expense so incurred shall be deemed a part of the Debt and shall be immediately due and payable and secured hereby), all of which shall be deemed authorized by Borrower. All such expenses not paid when due shall accrue interest at the Default Rate.

     (d) Without limiting the generality of the other provisions of this Agreement, Lender is hereby authorized by Borrower, but not obligated, in the event of any Event of Default hereunder giving rise to Lender's rights to sell or otherwise dispose of the Collateral, and after the giving of any notices required herein, to sell all or any part of the Collateral at private sale, subject to an investment letter or in any other manner which will not require the Collateral, or any part thereof, to be registered in accordance with the Securities Act of 1933, as amended (the "Securities Act"), or other applicable rules and regulations promulgated thereunder, or any other law or regulation, at the best price reasonably obtainable by Lender at any such private sale or other disposition in the manner mentioned above, and Borrower specifically acknowledges that any such disposition shall be commercially reasonable under the UCC even though any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions, and agrees that Lender shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale required by registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should agree to, so register it. Lender is also hereby authorized by Borrower, but not obligated, to take such actions, give such notices, obtain such consents, and do such other things as Lender may deem required or appropriate in the event of a sale or disposition of any of the Collateral. If Lender determines to exercise its right to sell any or all of the Collateral, upon written request, Borrower shall and shall cause each issuer of any Pledged Interests or other Equity Interests owned by Borrower to be sold hereunder from time to time to furnish to Lender all such information as Lender may request in order to determine the number of shares and other instruments included in the Collateral which may be sold by Lender in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect. Borrower clearly understands that Lender may at its discretion approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Collateral, or any part or parts thereof, than would otherwise be obtainable if same were registered and sold in the open market. Borrower agrees: (i) in the event Lender shall, upon an Event of Default hereunder, sell the Collateral, or any portion thereof, at such private sale or sales, Lender shall have the right to rely upon the advice and opinion of any member firm of the National Security Exchange as to the best price reasonably obtainable upon such private sale thereof; and (ii) that such reliance shall be conclusive evidence that Lender handled such matter in a commercially reasonable manner under the UCC.

     (e) In order to permit Lender to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to this Agreement and to receive all dividends and other Distributions which it may be entitled to receive under this Agreement, (i) Borrower shall promptly execute and deliver (or cause to be executed and delivered) to Lender all such proxies, dividend payment orders and other instruments as Lender may from time to time reasonably request and (ii) WITHOUT LIMITING THE EFFECT OF THE IMMEDIATELY PRECEDING CLAUSE
(I), BORROWER HEREBY GRANTS TO LENDER AN IRREVOCABLE PROXY TO VOTE THE PLEDGED INTERESTS AND OTHER EQUITY INTERESTS PLEDGED BY BORROWER AND TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE PLEDGED INTERESTS OR OTHER EQUITY INTERESTS WOULD BE ENTITLED (INCLUDING WITHOUT LIMITATION GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, MEMBERS OR PARTNERS, AS APPLICABLE, CALLING SPECIAL MEETINGS OF SHAREHOLDERS, MEMBERS OR PARTNERS, AS APPLICABLE, AND VOTING AT SUCH MEETINGS), WHICH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY PLEDGED INTERESTS ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY OTHER PERSON (INCLUDING THE ISSUER OF THE PLEDGED INTERESTS OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT AND WHICH PROXY SHALL ONLY TERMINATE UPON THE PAYMENT IN FULL OF THE DEBT OTHER THAN THE

SURVIVING OBLIGATIONS (WHICH, HOWEVER, SHALL REMAIN SUBJECT TO THE PREFERENTIAL PAYMENT PROVISIONS).

     (f) Any time after an Event of Default Lender shall have the power to sell the Collateral or any part thereof at public auction, in such manner, at such time and place, upon such terms and conditions, and upon such public notice as Lender may deem best for the interest of Lender, or as may be required or permitted by applicable law, consisting of advertisement in a newspaper of general circulation in the jurisdiction and for such period as applicable law may require and at such other times and by such other methods, if any, as may be required by law to convey the Collateral to and at the cost of the purchaser, who shall not be liable to see to the application of the purchase money. Notwithstanding anything contained in this Agreement or in any other Loan Document, the proceeds or avails of any sale made under or by virtue of this Section, together with any other sums which then may be held by Lender under this Agreement, whether under the provisions of this Section or otherwise, shall be applied as follows:

          First: To the payment of the third-party costs and expenses reasonably incurred in connection with any such sale (including, without limitation, any transfer taxes) and to advances, fees and expenses, including, without limitation, reasonable fees and expenses of Lender's legal counsel as applicable, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances reasonably made or incurred by Lender under this Agreement, together with interest as provided herein on all such advances made by Lender;

          Second: To the payment of the whole amount then due, owing and unpaid under the Note for principal and interest thereon, with interest on such unpaid principal at the Default Rate from the date of the occurrence of the earliest Event of Default that formed a basis for such sale until the same is paid;

          Third: To the payment of any other portion of the Loan required to be paid by Borrower pursuant to any provision of this Agreement, the Note, or any of the other Loan Documents; and

          Fourth: The surplus, if any, to Borrower unless otherwise required by Legal Requirements.

Lender and any receiver or custodian of the Collateral or any part thereof shall be liable to account for only those rents, issues, proceeds and profits, as applicable, actually received by it.

     (g) Lender may adjourn from time to time any sale by it to be made under or by virtue of this Agreement by announcement at the time and place appointed for such sale or for such adjourned sale or sales and, except as otherwise provided by any applicable provision of Legal Requirements, Lender, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

     (h) Upon the completion of any sale or sales made by Lender under or by virtue of this Section, Lender, or any officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, granting, conveying, assigning and transferring all estate, right, title and interest in and to the Collateral. Lender is hereby irrevocably appointed the true and lawful attorney-in-fact of Borrower (coupled with an interest), in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries and for that purpose Lender may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more Persons with like power, Borrower hereby ratifying and confirming all that its said attorney-in-fact or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, Borrower, if so requested by Lender, shall ratify and confirm any such sale or sales by executing and delivering to Lender, or to such purchaser or purchasers all such instruments as may be advisable, in the sole judgment of Lender, for such purpose, and as may be designated in such request. Any such sale or sales made under or by virtue of this Section shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Borrower in and to the Collateral, and shall, to the fullest extent permitted under Legal Requirements, be a perpetual bar, both at law and in equity against Borrower and against any and all Persons claiming or who may claim the same, or any part thereof, from, through or under Borrower.

     (i) In the event of any sale made under or by virtue of this Section, the entire Loan immediately thereupon shall, anything in the Loan Documents to the contrary notwithstanding, become due and payable.

     (j) Upon any sale made under or by virtue of this Section (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or a judgment or decree of foreclosure and sale), Lender may bid for and acquire the Collateral or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Loan the net sales price after deducting therefrom the expenses of the sale (including, without limitation, transfer taxes) and the costs of the action.

     (k) No recovery of any judgment by Lender and no levy of an execution under any judgment upon the Collateral or upon any other property of Borrower shall release the lien of this Agreement upon the Collateral or any part thereof, or any liens, rights, powers or remedies of Lender hereunder, but such liens, rights, powers and remedies of Lender shall continue unimpaired until all amounts due under the Note, this Agreement and the other Loan Documents are paid in full.

     (l) Upon the exercise by Lender of any power, right, privilege, or remedy pursuant to this Agreement which requires any consent, approval, registration, qualification, or authorization of any Governmental Authority, Borrower agrees to execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments, assignments and other documents and papers that Lender or any purchaser of the Collateral may be required to obtain for such governmental consent, approval, registration, qualification, or authorization and Lender is hereby irrevocably appointed the true and lawful attorney-in-fact of Borrower (coupled with an interest), in its name and stead, to execute all such applications, certificates, instruments, assignments and other documents and papers.

     (m) Lender may comply with any applicable Legal Requirements in connection with the disposition of the Collateral, and Lender's compliance therewith will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

     (n) Lender may sell the Collateral without giving any warranties as to the Collateral. Lender may specifically disclaim any warranties of title, possession, quiet enjoyment or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

     (o) If Lender sells any of the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser, received by Lender and applied to the indebtedness of the purchaser. In the event the purchaser of the Collateral fails to fully pay for the Collateral, Lender may resell the Collateral and Borrower will be credited with the proceeds of such sale.

     Section 3.03. No Conditions Precedent to Exercise of Lender's Remedies. Borrower waives any and all legal requirements that Lender institute any action or proceeding at law or in equity against Borrower or any other party or exhaust its remedies against Borrower or any other party in respect of any other security held by Lender for the Debt or any portion thereof as a condition precedent to exercising its right and remedies pursuant to this Agreement.

     Section 3.04. Additional Security. Borrower authorizes Lender without notice or demand and without affecting its liability under this Agreement or under the Note (i) to take and hold security in addition to the security interest in the Collateral granted by Borrower to Lender pursuant to this Agreement, for the payment of the Debt or any part thereof, and to exchange, waive or release any such other security and (ii) to release or substitute Borrower.

     Section 3.05. Rights and Remedies Continue. Until the Debt shall have been paid in full, all rights, powers and remedies granted to Lender under this Agreement shall continue to exist and may be exercised by Lender at any time and from time to time irrespective of the fact that the Debt or any part thereof may have become barred by any statute of limitations or that the liability of Borrower therefor may have ceased.

     Section 3.06. Right to Terminate Proceedings. Lender may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in Section 3.02 at any time before the conclusion thereof, as determined in Lender's sole discretion and without prejudice to Lender.

     Section 3.07. No Waiver or Release. The failure of Lender to exercise any right, remedy or option provided in the Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation contained in the Loan Documents. No acceptance by Lender of any payment after the occurrence of an Event of Default and no payment by Lender of any payment or obligation for which Borrower is liable hereunder shall be deemed to waive or cure any Event of Default. No sale of all or any portion of the Collateral, no forbearance on the part of Lender, and no extension of time for the payment of the whole or any portion of the Loan or any other indulgence given by Lender to Borrower or any other Person, shall operate to release or in any manner affect the interest of Lender in the Collateral or the liability of Borrower to pay the Loan. No waiver by Lender shall be effective unless it is in writing and then only to the extent specifically stated.

     Section 3.08. Payment of Debt After Default. If following the occurrence of any Event of Default, Borrower shall tender payment of an amount sufficient to satisfy the Debt in whole or in part at any time prior to a UCC sale of the Collateral, and if at the time of such tender prepayment of the principal balance of the Note is not permitted by the Note and this Agreement, Borrower shall, in addition to the entire Debt, also pay to Lender a sum equal to interest which would have accrued on the principal balance of the Note at an interest rate equal to the LIBOR Margin for the Note plus the greater of (x) the then current LIBOR Rate and (y) the then current average yield for "This Week" as published by the Federal Reserve Board during the most recent full week preceding the date on which Borrower tenders such payment in Federal Reserve Statistical Release H.15 (519) for instruments having a ten (10) year maturity, from the date of such tender to the earlier of (a) the Maturity Date or (b) the first day of the period during which prepayment of the principal balance of the Note would have been permitted together with a prepayment consideration equal to the prepayment consideration which would have been payable as of the first day of the period during which prepayment would have been permitted. If at the time of such tender, prepayment of the principal balance of the Note is permitted, such tender by Borrower shall be deemed to be a voluntary prepayment of the principal balance of the Note and Borrower shall, in addition to the entire Debt, also pay to Lender the applicable prepayment consideration specified in the Note and this Agreement.

     Section 3.09. No Impairment; No Releases. The interests and rights of Lender under the Loan Documents shall not be impaired by any indulgence, including (a) any renewal, extension or modification which Lender may grant with respect to any of the Loan; (b) any surrender, compromise, release, renewal, extension, exchange or substitution which Lender may grant with respect to the Loan Documents or any portion thereof; or (c) any release or indulgence granted to any maker, endorser, or surety of any of the Loan.

     Section 3.10. Interest After Default. If any amount due under the Note, this Agreement or any of the other Loan Documents is not paid within any applicable notice and grace period after same is due, whether such date is the stated due date, any accelerated due date or any other date or at any other time specified under any of the terms hereof or thereof, then, in such event, Borrower shall pay interest on the amount not so paid from and after the date on which such amount first becomes due at the Default Rate; and such interest shall be due and payable at such rate until the earlier of the cure of all Events of Default or the payment of the entire amount due to Lender, whether or not any action shall have been taken or proceeding commenced to recover the same or to foreclose this Agreement. All unpaid and accrued interest shall be secured by this Agreement as part of the Debt. Nothing in this Section or in any other provision of this Agreement shall constitute an extension of the time for payment of the Debt.

     Section 3.11. Late Payment Charge. If any portion of the Debt is not paid in full on or before the date on which it is due and payable hereunder, Borrower shall pay to Lender an amount equal to four percent (4%) of such unpaid portion of the Debt ("Late Charge") to defray the expense incurred by Lender in handling and processing such delinquent payment, and such amount shall constitute a part of the Debt.

     Section 3.12. Recovery of Sums Required To Be Paid. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due and payable hereunder (after the expiration of any grace period or the giving of any notice herein provided, if any), without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

     Section 3.13. Control By Lender After Default. Notwithstanding the appointment of any custodian, receiver, liquidator or trustee of Borrower, or of any of its property, or of the Collateral or any part thereof, to the extent permitted by Legal Requirements, Lender shall be entitled to obtain possession and control of all Collateral.

                           ARTICLE IV. INDEMNIFICATION

     Section 4.01. Indemnification Covering Property. In addition, and without limitation, to any other provision of this Agreement or any other Loan Document, Borrower shall protect, indemnify and save harmless Lender and its successors and assigns, and each of their agents, employees, officers, directors, stockholders, partners and members (collectively, "Indemnified Parties") for, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, whether incurred or imposed within or outside the judicial process, including, without limitation, reasonable attorneys' fees and disbursements imposed upon or incurred by or asserted against any of the Indemnified Parties by reason of (a) ownership of this Agreement or the Collateral; (b) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about the Premises or the Collateral or any part thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways; (c) any use, nonuse or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, the Premises or any part thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways; (d) any failure on the part of Borrower to perform or comply with any of the terms of this Agreement; (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof; (f) any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Premises or any part thereof; (g) any Imposition including, without limitation, any Imposition attributable to the execution, delivery, filing, or recording of any Loan Document, Lease or memorandum thereof; (h) any lien or claim arising on or against the Premises or any part thereof under any Legal Requirement or any liability asserted against any of the Indemnified Parties with respect thereto; (i) any claim arising out of or in any way relating to any tax or other imposition on the making and/or recording of this Agreement, the Note or any of the other Loan Documents; (j) a Default under Sections 2.02(f), 2.02(g), 2.02(k) or 2.02(s) hereof, (k) the failure of any Person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with the Loan, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the Loan; (l) the claims of any lessee or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease; or (m) the actual or alleged presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threat of release of any Hazardous Materials in, on, over, under, from or affecting the Premises. Notwithstanding the foregoing provisions of this Section to the contrary, Borrower shall have no obligation to indemnify the Indemnified Parties pursuant to this Section for liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses relative to the foregoing which result from Lender's, and its successors' or assigns', willful misconduct or gross negligence. Any amounts payable to Lender by reason of the application of this Section shall constitute a part of the Loan secured by this Agreement and the other Loan Documents and shall become immediately due and payable and shall bear interest at the Default Rate from the date the liability, obligation, claim, cost or expense is sustained by Lender, as applicable, until paid. The provisions of this Section shall survive the termination of this Agreement whether by repayment of the Loan, foreclosure of this Agreement, assignment or otherwise. In case any action, suit or proceeding is brought against any of the Indemnified Parties by reason of any occurrence of the type set forth in (a) through (m) above, Borrower shall, at Borrower's expense, resist and defend such action, suit or proceeding or will cause the same to be resisted and defended by counsel at Borrower's expense for the insurer of the liability or by counsel designated by Borrower (unless reasonably disapproved by Lender promptly after Lender has been notified of such counsel); provided, however, that nothing herein shall compromise the right of Lender (or any other Indemnified Party) to appoint its own counsel at Borrower's expense for its defense with respect to any action which, in the reasonable opinion of Lender or such other Indemnified Party, as applicable, presents a conflict or potential conflict between Lender or such other Indemnified Party that would make such separate representation advisable. Any Indemnified Party will give Borrower prompt notice after such Indemnified Party obtains actual knowledge of any potential claim by such Indemnified Party for indemnification hereunder. The Indemnified Parties shall not settle or compromise any action, proceeding or claim as to which it is indemnified hereunder without notice to Borrower.

                          ARTICLE V. SECURITY AGREEMENT

     Section 5.01. Security Agreement. (a) This Agreement is a "security agreement" within the meaning of the UCC. If an Event of Default shall occur, Lender, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the UCC, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Lender following an Event of Default, Borrower shall, at its expense, assemble the Collateral and make it available to Lender at a convenient place acceptable to Lender. Borrower shall pay to Lender on demand any and all expenses, including reasonable legal expenses and attorneys' fees and all transfer taxes, incurred or paid by Lender in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Lender with respect to the Collateral given to Borrower in accordance with the provisions hereof shall be commercially reasonable.

     (b) Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements signed only by Lender, as secured party, or, to the extent permitted under the UCC, unsigned, in connection with the Collateral covered by this Agreement.

     (c) Borrower will furnish to Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Lender may reasonably request, all in reasonable detail.

     (d) The powers conferred on Lender hereunder are solely to protect Lender's interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Lender shall have no duty (and neither Lender nor any of its partners, members, officers, directors, employees or agents shall be responsible to Borrower for any act or failure to act) as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not Lender has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. Lender shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

                             ARTICLE VI. PREPAYMENT

     Section 6.01. Prepayment. (a) Except as set forth in Section 6.01(b) hereof, no prepayment of the Debt may be made in whole or in part.

     (b) At any time, Borrower may prepay the Loan, in whole, but not in part, as of the last day of an Interest Accrual Period in accordance with the following provisions:

          (i) Lender shall have received from Borrower, not less than thirty
(30) days', nor more than ninety (90) days', prior written notice specifying the date proposed for such prepayment and the amount which is to be prepaid;

          (ii) Borrower shall also pay to Lender all interest due through and including the last day of the Interest Accrual Period in which such prepayment is being made, together with any and all other amounts due and owing pursuant to the terms of the Note, this Agreement or the other Loan Documents; and

          (iii) Borrower shall pay to Lender, together with such prepayment and all other amounts due in connection therewith, a non-refundable amount which shall be deemed earned by Lender upon the funding of the Loan and shall not count to or be credited to payment of the Principal Amount, any interest thereon or any other amounts payable under the Note, this Agreement or any of the other Loan Document, equal to the Prepayment Percentage multiplied by the Principal Amount being repaid if such prepayment occurs on or prior to the Payment Date occurring in February, 2007. The Loan may be prepaid after the Payment Date occurring in February, 2007 without such additional fee or charge.

          (iv) No voluntary prepayments shall be made on the Mortgage Loan until the Loan shall have been paid in full other than in connection with a Release pursuant Section 15.02 of the Mortgage, in which case Borrower shall be required to prepay only a portion of the Loan in an amount equal to the Release Price.

     (c) Borrower shall have the right to revoke any notice of prepayment twice during the term of the Loan by giving Lender not less than two (2) Business Days prior written notice of such revocation, provided that Borrower shall pay any and all costs and expenses, including, but not limited to, breakage costs, incurred by Lender in connection with any such revocation.


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

                           ARTICLE VII. MISCELLANEOUS

     Section 7.01. Notices. Any notice, demand, statement, request or consent made hereunder shall be in writing and delivered personally or sent to the party to whom the notice, demand or request is being made by Federal Express or other nationally recognized overnight delivery service, as follows and shall be deemed given upon delivery or attempted delivery personally or by Federal Express or such other nationally recognized delivery service:

     If to Lender:     Wachovia Bank, National Association
                       Commercial Real Estate Services
                       8739 Research Drive URP-4
                       NC 1075
                       Charlotte, NC 28262
                       Loan Number:  _________________
                       Attention: Portfolio Management
                       Fax No.: (704) 715-0036

     with a copy to:
                       Proskauer Rose LLP
                       1585 Broadway
                       New York, New York 10036
                       Attn: David J. Weinberger, Esq.

     If to Borrower:   To Borrower, at the address first written above,

     with a copy to:

                       Lowndes, Drosdick, Doster, Kantor & Reed, P.A. 215 N. Eola Drive
                       Orlando, Florida  32801
                       Attn: Richard J. Fildes, Esq.
                       Fax No.: (407) 843-4444

or such other address as Borrower or Lender shall hereafter specify by not less than ten (10) days prior written notice as provided herein; provided, however, that notwithstanding any provision of this Section to the contrary, such notice of change of address shall be deemed given only upon actual receipt thereof. Rejection or other refusal to accept or the inability to deliver because of changed addresses of which no notice was given as herein required shall be deemed to be receipt of the notice, demand, statement, request or consent.

     Section 7.02. Exhibits Incorporated. The information set forth on the cover hereof, and the Exhibits annexed hereto, are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

     Section 7.03. Severable Provisions. If any term, covenant or condition of the Loan Documents including, without limitation, the Note or this Agreement, is held to be invalid, illegal or unenforceable in any respect, such Loan Document shall be construed without such provision.

     Section 7.04. Cumulative Rights. The rights, powers and remedies of Lender under this Agreement shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled, subject to the terms of this Agreement, to every right and remedy now or hereafter afforded by law.

     Section 7.05. Duplicate Originals. This Agreement may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument.

     Section 7.06. Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable legal requirements permitted to waive the giving of notice.

     Section 7.07. Joint and Several Liability. If Borrower consists of more than one Person, the obligations and liabilities of each such Person hereunder shall be joint and several.

     Section 7.08. No Oral Change. The terms of this Agreement, together with the terms of the Note and the other Loan Documents constitute the entire understanding and agreement of the parties hereto and supersede all prior agreements, understandings and negotiations between Borrower and Lender with respect to the Loan. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

     Section 7.09. WAIVER OF COUNTERCLAIMS, ETC. BORROWER HEREBY WAIVES THE RIGHT TO ASSERT A COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY LENDER OR ITS AGENTS, AND WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER OR IN ANY COUNTERCLAIM BORROWER MAY BE PERMITTED TO ASSERT HEREUNDER OR WHICH MAY BE ASSERTED BY LENDER OR ITS AGENTS, AGAINST BORROWER, OR IN ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE DEBT.

     Section 7.10. Headings; Construction of Documents, etc. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof. Borrower acknowledges that it was represented by competent counsel in connection with the negotiation and drafting of this Agreement and the other Loan Documents and that neither this Agreement nor the other Loan Documents shall be subject to the principle of construing the meaning against the Person who drafted same.

     Section 7.11. Sole Discretion of Lender. Whenever Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Lender and shall be final and conclusive, except as may be otherwise specifically provided herein.

     Section 7.12. APPLICABLE LAW. THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA.

     Section 7.13. Actions and Proceedings. Lender has the right to appear in and defend any action or proceeding brought with respect to the Collateral in its own name or, if required by Legal Requirements or, if in Lender's reasonable judgment, it is necessary, in the name and on behalf of Borrower, which Lender believes will adversely affect the Collateral or this Agreement and to bring any action or proceedings, in its name or in the name and on behalf of Borrower, which Lender, in its reasonable discretion, decides should be brought to protect its interest in the Note, this Agreement and the other Loan Documents.

     Section 7.14. Usury Laws. This Agreement and the Note are subject to the express condition, and it is the expressed intent of the parties, that at no time shall Borrower be obligated or required to pay interest on the principal balance due under the Note at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by law to contract or agree to pay. If by the terms of this Agreement or the Note, Borrower is at any time required or obligated to pay interest on the principal balance due under the Note at a rate in excess of such maximum rate, such rate of interest shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note. No application to the principal balance of the Note pursuant to this Section shall give rise to any requirement to pay any prepayment fee or charge of any kind due hereunder, if any.

     Section 7.15. Remedies of Borrower. In the event that a claim or adjudication is made that Lender has acted unreasonably or unreasonably delayed acting in any case where by law or under the Note, this Agreement or the Loan Documents, it has an obligation to act reasonably or promptly, Lender shall not be liable for any monetary damages, and Borrower's remedies shall be limited to injunctive relief or declaratory judgment.

     Section 7.16. Offsets, Counterclaims and Defenses. Any assignee of this Agreement and the Note shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Note or this Agreement which Borrower may otherwise have against any assignor of this Agreement and the Note and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee


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

upon this Agreement or the Note and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

     Section 7.17. Restoration of Rights. In case Lender shall have proceeded to enforce any right under this Agreement and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then, in every such case, Borrower and Lender shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the lien hereof.

     Section 7.18. Waiver of Statute of Limitations. The pleadings of any statute of limitations as a defense to any and all obligations secured by this Agreement are hereby waived to the full extent permitted by Legal Requirements.

     Section 7.19. Advances. This Agreement shall cover any and all advances made pursuant to the Loan Documents, rearrangements and renewals of the Loan and all extensions in the time of payment thereof, even though such advances, extensions or renewals be evidenced by new promissory notes or other instruments hereafter executed and irrespective of whether filed or recorded. Likewise, the execution of this Agreement shall not impair or affect any other security which may be given to secure the payment of the Loan, and all such additional security shall be considered as cumulative. The taking of additional security, execution of partial releases of the security, or any extension of time of payment of the Loan shall not diminish the force, effect or lien of this Agreement and shall not affect or impair the liability of Borrower and shall not affect or impair the liability of any maker, surety, or endorser for the payment of the Loan.

     Section 7.20. Application of Default Rate Not a Waiver. Application of the Default Rate shall not be deemed to constitute a waiver of any Default or Event of Default or any rights or remedies of Lender under this Agreement, any other Loan Document or applicable Legal Requirements, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Rate may be invoked.

     Section 7.21. Intervening Lien. To the fullest extent permitted by law, any agreement hereafter made pursuant to this Agreement shall be superior to the rights of the holder of any intervening lien.

     Section 7.22. No Joint Venture or Partnership. Borrower and Lender intend that the relationship created hereunder be solely that of pledgor and pledgee or borrower and lender, as the case may be. Nothing herein is intended to create a joint venture or partnership relationship between Borrower and Lender nor to grant Lender any interest in the Collateral other than that of pledgee or lender.

     Section 7.23. Time of the Essence. Time shall be of the essence in the performance of all obligations of Borrower hereunder.

     Section 7.24. Borrower's Obligations Absolute. Borrower acknowledges that Lender and/or certain Affiliates of Lender are engaged in the business of financing, owning, operating, leasing, managing, and brokering real estate and in other business ventures which may be viewed as adverse to or competitive with the business, prospect, profits, operations or condition

(financial or otherwise) of Borrower. Except as set forth to the contrary in the Loan Documents, all sums payable by Borrower hereunder shall be paid without notice or demand, counterclaim, set-off, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Borrower hereunder shall in no way be released, discharged, or otherwise affected (except as expressly provided herein) by reason of: (a) any bankruptcy proceeding relating to Owner, First Mez Borrower, Second Mez Borrower, Third Mez Borrower, Borrower, any General Partner, or any indemnitor, or any action taken with respect to this Agreement or any other Loan Document by any trustee or receiver of Owner, First Mez Borrower, Second Mez Borrower, Third Mez Borrower, Borrower or any such General Partner or indemnitor, or by any court, in any such proceeding; (b) any claim which Borrower has or might have against Lender; (c) any default or failure on the part of Lender to perform or comply with any of the terms hereof or of any other agreement with Borrower; or
(d) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Borrower shall have notice or knowledge of any of the foregoing.

     Section 7.25. Publicity. All promotional news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public shall not refer to the Loan Documents or the financing evidenced by the Loan Documents, or to Lender or to any of its Affiliates without the prior written approval of Lender or such Affiliate, as applicable, in each instance, such approval not to be unreasonably withheld or delayed. Lender shall be authorized to provide information relating to the Collateral, the Loan and matters relating thereto to rating agencies, underwriters, potential securities investors, auditors, regulatory authorities and to any Persons which may be entitled to such information by operation of law and may use basic transaction information (including, without limitation, the name of Borrower, the name and address of the Property and the Loan Amount) in press releases or other marketing materials.

     Section 7.26. Securitization Opinions. In the event the Loan is included as an asset of a Securitization by Lender or any of its Affiliates, Borrower shall, within ten (10) Business Days after Lender's written request therefor, at Borrower's sole cost and expense, deliver opinions in form and substance and delivered by counsel reasonably acceptable to Lender and the Rating Agency, as may be reasonably required by Lender and/or the Rating Agency in connection with such securitization. Borrower's failure to deliver the opinions required hereby within such ten (10) Business Day period (or such longer period of time to which Lender in its sole discretion may agree) shall constitute an "Event of Default" hereunder.

     Section 7.27. Sale of Loan, Participations, Securitization. (a) Nothing contained in this Agreement shall be construed as preventing Lender, at any time after the date hereof, from selling, pledging, assigning or transferring the Note and in connection with any such sale, pledge, assignment or transfer from assigning this Agreement and transferring possession of the Collateral, if any, in Lender's possession, to the purchaser of the Note. Upon any sale, pledge, assignment or transfer of the Note and upon assignment of this Agreement and a transfer in connection therewith of possession of the Collateral, if any, in Lender's possession to the purchaser of the Note, Lender shall be released and discharged from any liability or responsibility with respect to the Loan Documents and references to "Lender" in this Agreement shall, with respect to any matters thereafter occurring, be deemed to be references to the purchaser of the Note.

     (b) Borrower acknowledges that Lender may on or after the Closing Date sell and assign participation interests in and to the Loan, or pledge, hypothecate or encumber, or sell and assign all or any portion of the Loan, to or with such domestic or foreign banks, insurance companies, pension funds, trusts or other institutional lenders or other Persons, parties or investors (including, without limitation, grantor trusts, owner trusts, special purpose corporations, real estate investment trusts or other similar or comparable investment vehicles) as may be selected by Lender in its sole and absolute discretion and on terms and conditions satisfactory to Lender in its sole and absolute discretion. Borrower and all Affiliates of Borrower shall cooperate in all respects with Lender in connection with the sale of participation interests in, or the pledge, hypothecation or encumbrance or sale of all or any portion of, the Loan, and shall, in connection therewith, execute and deliver such estoppels, certificates, instruments and documents as may be reasonably requested by Lender. Borrower grants to Lender the right to distribute financial and other information concerning Borrower, Owner, the Premises, the Collateral, and all other pertinent information with respect to the Loan to any Person who has purchased a participation interest in the Loan, or who has purchased the Loan, or who has made a loan to Lender secured by the Loan or who has expressed an interest in purchasing a participation interest in the Loan, or expressed an interest in purchasing the Loan or the making of a loan to Lender secured by the Loan. If requested by Lender, Borrower shall execute and deliver, and shall cause each Affiliate of Borrower to execute and deliver, at no cost or expense to Borrower, such documents and instruments as may be necessary to split the Loan into two or more loans evidenced by separate sets of notes and secured by separate sets of other related Loan Documents to the full extent required by Lender to facilitate the sale of participation interests in the Loan or the sale of the Loan or the making of a loan to Lender secured by the Loan, it being agreed that (a) any such splitting of the Loan will not adversely affect or diminish the rights of Borrower as presently set forth herein and in the other Loan Documents and will not increase the respective obligations and liabilities of Borrower or any other Person associated or connected with the Loan or the Collateral, (b) the Loan Documents securing the Loan as so split will have such priority of lien as may be specified by Lender, and (c) the retained interest of Lender in the Loan as so split shall be allocated to or among one or more of such separate loans in a manner specified by Lender in its sole and absolute discretion. From and after the effective date of any assignment of all or any portion of the Loan to any Person (an "Assignee") (a) such Assignee shall be a party hereto and to each of the other Loan Documents to the extent of the applicable percentage or percentages assigned to such Assignee and, except as otherwise specified herein, shall succeed to the rights and obligations of Lender hereunder in respect of such applicable percentage or percentages and (b) Lender shall relinquish its rights and be released from its obligations hereunder and under the Loan Documents to the extent of such applicable percentage or percentages. The liabilities of Lender and each of the other Assignees shall be separate and not joint and several. Neither Lender nor any Assignee shall be responsible for the obligations of any other Assignee. Borrower acknowledges that the information provided by Borrower to Lender may be incorporated into the offering documents for a Securitization and to the fullest extent permitted, Borrower irrevocably waives all rights, if any, to prohibit such disclosures including, without limitation, any right of privacy. Lender and each Rating Agency shall be entitled to rely on the information supplied by, or on behalf of, Borrower and Borrower indemnifies Lender as to any liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses, (including, without limitation, reasonable attorney's fees and expenses, whether incurred within or outside the judicial process) that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such information or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information, or in light of the circumstances under which they were made, not misleading.

     (c) Lender, at its option, may elect to effect a Securitization by means of the issuance of certificates of interest therein or notes secured thereby (the "Securities") rated by one or more Rating Agencies. In such event and upon request by Lender to seek to effect such a Securitization, Borrower shall promptly thereafter cooperate in all reasonable respects with Lender in the Securitization including, without limitation, providing such information as may be requested in connection with the preparation of a private placement memorandum or registration statement required to privately place or publicly distribute the Securities in a manner which does not conflict with federal or state securities laws.

     Section 7.28. Expenses. Borrower shall reimburse Lender upon receipt of notice for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby; (ii) Borrower's, its Affiliates' and Lender's ongoing performance under and compliance with the Loan Documents, including confirming compliance with environmental and insurance requirements; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications of or under any Loan Document and any other documents or matters requested by Lender;
(iv) filing and recording of any Loan Documents; (v) surveys, inspections and appraisals; (vi) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, First Mez Borrower, Second Mez Borrower, Third Mez Borrower, Owner, the Loan Documents, the Collateral, the Premises, or any other security given for the Loan; and
(vii) enforcing any obligations of or collecting any payments due from Borrower, First Mez Borrower, Second Mez Borrower, Third Mez Borrower, or Owner under any Loan Document or with respect to the Collateral, the Premises or in connection with any refinancing or restructuring of the Loan in the nature of a "work-out", or any insolvency or bankruptcy proceedings. Any costs and expenses due and payable to Lender hereunder which are not paid by Borrower within ten (10) days after demand may be paid from any amounts in the Lockbox Account. The obligations and liabilities of Borrower under this Section shall survive the Maturity Date and the exercise by Lender of any of its rights or remedies under the Loan Documents.

     Section 7.29. Mortgage Loan Defaults.

     (a) Without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, if there shall occur any Event of Default under the Mortgage Loan Documents (without regard to any other defenses or offset rights Owner may have against Mortgage Lender), under the First Mez Loan Documents (without regard to any defenses or offset rights First Mez Borrower may have against First Mez Lender), under the Second Mez Loan Documents (without regard to any defenses or offset rights Second Mez Borrower may have against Second Mez Lender) or under the Third Mez Loan Documents (without regard to any defenses or offset rights Third Mez Borrower may have against Third Mez Lender), Borrower hereby expressly agrees that Lender shall have the immediate right, without notice to or demand on Borrower, Owner, First Mez Borrower, Second Mez Borrower or Third Mez Borrower, but shall be under no obligation: (i) to pay all or any part of the Mortgage Loan, First Mez Loan, Second Mez Loan and/or Third Mez Loan, and any other sums, that are then due and payable and to perform any act or take any action on behalf of Owner, First Mez Borrower, Second Mez Borrower or Third Mez Borrower, as applicable, as may be appropriate, to cause all of the terms, covenants and conditions of the Mortgage Loan Documents, First Mez Loan Documents, Second Mez Loan Documents and/or Third Mez Loan Documents on the part of Owner, First Mez Borrower, Second Mez Borrower and/or Third Mez Borrower, as applicable, to be performed or observed thereunder to be promptly performed or observed; and (ii) to pay any other amounts and take any other action as Lender, in its sole and absolute discretion, shall deem advisable to protect or preserve the rights and interests of Lender in the Loan and/or the Collateral. Lender shall have no obligation to complete any cure or attempted cure undertaken or commenced by Lender. All sums so paid and the third party costs and expenses actually incurred by Lender in exercising rights under this Section (including, without limitation, reasonable attorneys' and other professional fees), with interest at the Default Rate, for the period from the date of demand by Lender to Borrower for such payments to the date of payment to Lender, shall constitute a portion of the Debt, shall be secured by this Agreement and shall be due and payable to Lender within two (2) Business Days following demand therefor. In the event that Lender makes any payment in respect of the Mortgage Loan, First Mez Loan and/or Second Mez Loan, Lender shall be subrogated to all of the rights of Mortgage Lender, First Mez Borrower, Second Mez Borrower or Third Mez Borrower under the Mortgage Loan Documents against the Property and Owner, First Mez Borrower, Second Mez Borrower and/or Third Mez Borrower, as applicable, in addition to all other rights Lender may have under the Loan Documents or applicable law.

     (b) Subject to the rights of tenants under Leases and Manager under the Management Agreement, Borrower hereby grants, and shall cause Owner to grant, Lender and any Person designated by Lender the right to enter upon the Property at any time for the purpose of carrying out the rights granted to Lender under this Section 7.29. Borrower shall not, and shall not cause or permit Owner or any other Person to impede, interfere with, hinder or delay, any effort or action on the part of Lender to cure any Event of Default under the Mortgage Loan, the First Mez Loan, the Second Mez Loan and/or the Third Mez Loan as permitted by this Section 7.29, or to otherwise protect or preserve Lender's interests in the Loan and the Collateral, including the Property in accordance with the provisions of this Agreement and the other Loan Documents.

     (c) Borrower hereby indemnifies Lender from and against all liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including, without limitation, reasonable attorneys' and other professional fees, whether or not suit is brought, and settlement costs), and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Lender as a result of the foregoing actions described in Section 7.29(a) or (b) except to the extent they are caused by the gross negligence or willful misconduct of Lender. Lender shall have no obligation to Borrower, Owner or any other Person to make any such payment or performance.

     (d) If Lender shall receive a copy of any notice of a default beyond applicable notice and grace periods, if any, under the Mortgage Loan Documents sent by Mortgage Lender to

Owner, under the First Mez Loan Documents sent by First Mez Lender to First Mez Borrower, under the Second Mez Loan Documents sent by Second Mez Lender to Second Mez Borrower or under the Third Mez Loan Documents sent by Third Mez Lender to Third Mez Borrower, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon. As a material inducement to Lender's making the Loan, Borrower hereby absolutely and unconditionally releases and waives all claims against Lender arising out of Lender's exercise of its rights and remedies provided in this Section other than claims arising out of the fraud, illegal acts, gross negligence or willful misconduct of Lender.

     Section 7.30. Discussions With Mortgage Lender; Etc. In connection with the exercise of its rights set forth in the Loan Documents, Lender shall have the right at any time to discuss the Premises, the Mortgage Loan, the Loan, the First Mez Loan, the Second Mez Loan, the Third Mez Loan or any other matter directly with Mortgage Lender, First Mez Lender, Second Mez Lender, Third Mez Lender or Mortgage Lender's consultants, agents or representatives without notice to or permission from Borrower, nor shall Lender have any obligation to disclose such discussions or the contents thereof with Borrower.

     Section 7.31. Independent Approval Rights. If any action, proposed action or other decision is consented to or approved by Mortgage Lender, First Mez Lender, Second Mez Lender or Third Mez Lender, such consent or approval shall not be binding or controlling on Lender. Borrower hereby acknowledges and agrees that (a) the risks of Mortgage Lender in making the Mortgage Loan, the risks of First Mez Lender in making the First Mez Loan, the risks of Second Mez Lender in making the Second Mez Loan and the risks of Third Mez Lender in making the Third Mez Loan are different from the risks of Lender in making the Loan, (b) in determining whether to grant, deny, withhold or condition any requested consent or approval Mortgage Lender, First Mez Lender, Second Mez Lender, Third Mez Lender and Lender may reasonably reach different conclusions, and (c) Lender has an absolute independent right to grant, deny, withhold or condition any requested consent or approval based on its own point of view in accordance with the terms hereof. Further, the denial by Lender of a requested consent or approval in accordance with the Loan Documents shall not create any liability or other obligation of Lender if the denial of such consent or approval results directly or indirectly in a default under the Mortgage Loan, the First Mez Loan, the Second Mez Loan and/or the Third Mez Loan, and Borrower hereby waives any claim of liability against Lender arising from any such denial.

     Section 7.32. Reinstatement. This Agreement and each other Loan Document shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Debt or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by Borrower, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Debt shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                           ARTICLE VIII. EXCULPATION

     Section 8.01. Exculpation. Notwithstanding anything herein or in any other Loan Document to the contrary, except as otherwise set forth in this Section
8.01 to the contrary, Lender shall not enforce the liability and obligation of
(a) Borrower (b) any Affiliate of Borrower (including Operating Tenant), (c) any Person owning directly or indirectly, any legal or beneficial interest in Borrower or Affiliate of Borrower, or (d) any direct or indirect partner, member, principal, officer, beneficiary, trustee, advisor, shareholder, employee, agent, Affiliate or director of any Person described in clauses (a) through (d) (the Persons described in the foregoing clauses, as the case may be, are hereinafter referred to as the "Partners") to perform and observe the obligations contained in this Agreement or any of the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower or the Partners, except that Lender may bring a UCC sale, action for specific performance, or other appropriate action or proceeding (including, without limitation, an action to obtain a deficiency judgment) solely for the purpose of enabling Lender to realize upon (i) Borrower's interest in the Collateral, (ii) subject to the rights of Mortgage Lender, First Mez Lender, Second Mez Lender and Third Mez Lender, the Rent to the extent (x) received by Borrower (or received by its Partners or shareholders) after the occurrence of an Event of Default (or if same had not been paid, that Manager had taken adequate reserves therefor) (all such Rent being hereinafter referred to as the "Recourse Distributions") and (iii) any other collateral given to Lender under the Loan Documents (the collateral described in the foregoing clauses (i) -
(iii) is hereinafter referred to as the "Default Collateral"); provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower and the Partners only to the extent of any such Default Collateral. The provisions of this Section shall not, however, (a) impair the validity of the Debt evidenced by the Note or in any way affect or impair the lien of this Agreement or any of the other Loan Documents or the right of Lender to enforce this Agreement following the occurrence of an Event of Default; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under this Agreement; (c) affect the validity or enforceability of the Note, this Agreement, or any of the other Loan Documents, or impair the right of Lender to seek a personal judgment against the Guarantor; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the right of Lender to bring suit for a monetary judgment with respect to fraud or material misrepresentation by Borrower, or any other Person in connection with this Agreement, the Note or the other Loan Documents, and the foregoing provisions shall not modify, diminish or discharge the liability of Borrower or the Partners with respect to same; (f) impair the right of Lender to bring suit for a monetary judgment to obtain the Recourse Distributions received by Borrower or any of its Affiliates including, without limitation, the right to bring suit for a monetary judgment to proceed against any Partner, to the extent of any such Recourse Distributions theretofore distributed to and received by such Partner, and the foregoing provisions shall not modify, diminish or discharge the liability of Borrower or the Partners with respect to same; (g) impair the right of Lender to bring suit for a monetary judgment with respect to Borrower's or Owner's misappropriation of tenant security deposits or Rent collected more than one (1) month in advance, and the foregoing provisions shall not modify, diminish or discharge the liability of Borrower or the Partners with respect to same; (h) impair the right of Lender to obtain insurance proceeds due to Lender pursuant to this Agreement; (i) impair the right of Lender to enforce the provisions of Sections 2.02(g) and 4.01, inclusive of this Agreement, even after repayment in full by Borrower of the Debt or to bring suit for a monetary judgment against Borrower or the Partners with respect to any obligation set forth in said Sections; (j) prevent or in any way hinder Lender from exercising, or constitute a defense, or counterclaim, or other basis for relief in respect of the exercise of, any other remedy against any or all of the collateral securing the Note as provided in the Loan Documents; (k) impair the right of Lender to bring suit for a monetary judgment with respect to any misapplication or conversion of Loss Proceeds, and the foregoing provisions shall not modify, diminish or discharge the liability of Borrower or the Partners with respect to same; (l) impair the right of Lender to sue for, seek or demand a deficiency judgment against Borrower solely for the purpose of foreclosing the Premises or any part thereof, or realizing upon the Default Collateral; provided, however, that any such deficiency judgment referred to in this clause (l) shall be enforceable against Borrower and the Partners (but only to the extent distributed to and actually received by such Partner) only to the extent of any of the Default Collateral; (m) impair the ability of Lender to bring suit for monetary judgment with respect to damage, arson or waste to or of the Collateral; (n) impair the right of Lender to bring a suit for a monetary judgment in the event of the exercise of any right or remedy under any federal, state or local forfeiture laws resulting in the loss of the lien of this Agreement, or the priority thereof, against the Collateral; (o) be deemed a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt; (p) impair the right of Lender to bring suit for monetary judgment with respect to any losses resulting from any claims, actions or proceedings initiated by Borrower (or any Affiliate of Borrower) alleging that the relationship of Borrower and Lender is that of joint venturers, partners, tenants in common, joint tenants or any relationship other than that of debtor and creditor; (q) impair the right of Lender to bring suit for a monetary judgment in the event of a Transfer in violation of the provisions of this Agreement; or (r) impair the right of Lender to bring suit for a monetary judgment for actual damages in the event Borrower or any Affiliate contests or in any material way interferes with, directly or indirectly (collectively, a "Contest") any UCC sale or other material remedy exercised by Lender upon the occurrence of any Event of Default under the Loan Documents whether by making any motion, bringing any counterclaim, claiming any defense, seeking any injunction or other restraint, commencing any action, or otherwise (provided that if any such Person obtains a non-appealable order successfully asserting a Contest, Borrower shall have no liability under this clause (r)). The provisions of this Section shall be inapplicable to Borrower if any proceeding, action, petition or filing under the Bankruptcy Code, or any similar state or federal law now or hereafter in effect relating to bankruptcy, reorganization or insolvency, or the arrangement or adjustment of debts, shall be filed by, consented to or acquiesced in by or with respect to Borrower or Owner, or if Borrower or Owner shall institute any proceeding for its dissolution or liquidation, or shall make an assignment for the benefit of creditors, in which event Lender shall have recourse against all of the assets of Borrower including, without limitation, any right, title and interest of Borrower in and to the Premises, any partnership interests in Borrower and any Recourse Distributions received by the Partners of Borrower (but excluding the other assets of such Partners to the extent Lender would not have had recourse thereto other than in accordance with the provisions of this Section).

                                    * * * * *

     IN WITNESS WHEREOF, Borrower has duly executed this Agreement the day and year first above written.

Borrower's Organizational               CNL GL SUB JUNIOR MEZZ, LP, a Delaware
Identification Number: 4098102          limited partnership, Borrower

                                        By: CNL GL SUB JUNIOR MEZZ GP, LLC,
                                            a Delaware limited liability
                                            company, its General Partner


                                        By: /s/ John X. Brady, Jr.
                                            ------------------------------------
                                        Name: John X. Brady, Jr.
                                        Title: Vice President

                                    EXHIBIT A

                           Description of the Premises

                                    EXHIBIT B

Unpaid Principal Balance of Mortgage Loan: $335,000,000

Unpaid Principal Balance of First Mez Loan: $85,000,000

Unpaid Principal Balance of Second Mez Loan: $50,000,000

Unpaid Principal Balance of Third Mez Loan: $50,000,000

                                    EXHIBIT C

                              CERTAIN DEFINED TERMS

     "Accounts" shall have the meaning set forth in Section 2.27.

     "ACH" shall have the meaning set forth in Section 2.27.

     "Affiliate" of any specified Person shall mean any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.

     "Agreement" shall have the meaning set forth in the recitals hereto.

     "Bankruptcy Code" shall mean 11 U.S.C. Section101 et seq., as amended from time to time.

     "Borrower" shall mean Borrower named herein and its successors and assigns.

     "Business Day" shall mean any day other than (a) a Saturday or Sunday, or
(b) a day on which banking and savings and loan institutions in the State of New York or the State of North Carolina are authorized or obligated by law or executive order to be closed, or at any time during which the Loan is an asset of a Securitization, the cities, states and/or commonwealths used in the comparable definition of "Business Day" in the Securitization documents.

     "Closing Date" shall mean the date of the Note.

     "Code" shall mean the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto.

     "Collateral" shall mean (a) the Equity Interests, (b) all additional Equity Interests acquired by Borrower, (c) all rights of Borrower, if any, as creditor of the Pledged Entities, (d) any and all Remaining Rents from time to time available in the Lockbox Account and required, by the terms of the Mortgage as now in effect or amended with the consent of Lender, to be deposited by the Mortgage Lender into the Lockbox Account; (e) the Accounts and all cash, checks, drafts, securities entitlements, securities, securities accounts, funds or other accounts maintained or deposited with Lender and other investment property, certificates, instruments and other property, including, without limitation, all deposits and/or wire transfers from time to time deposited or held in, credited to or made to Accounts; (f) all interest, dividends, cash, instruments, securities, securities entitlements and other investment property, and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing or purchased with funds from the Accounts; (g) all of Borrower's interests in the Rate Cap Agreement (Fourth Mezzanine); (h) all rights of Borrower in, to and under Third Mez Borrower's certificate of formation, limited liability company agreement and all other organizational documents of Third Mez Borrower (collectively, the "Third Mez Borrower Organizational Documents"), or any other agreement or instrument relating to the Pledged Interests, including, without limitation, (i) all rights of Borrower to receive moneys due and to become due under or pursuant to Third Mez Borrower Organizational Documents, (ii) all rights of Borrower to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to Third Mez Borrower Organizational Documents, (iii) all claims of Borrower for damages arising out of or for breach of or default under Third Mez Borrower Organizational Documents, and (4) any right of Borrower to perform thereunder and to compel performance and otherwise exercise all rights and remedies thereunder; and (i) all Proceeds. The inclusion of Proceeds in the Agreement does not authorize Borrower to sell, dispose of or otherwise use the Collateral in any manner not specifically authorized hereby.

     "Condemnation Proceeds" shall mean all of the proceeds in respect of any Taking or purchase in lieu thereof.

     "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

     "Control" means, when used with respect to any specific Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person whether through ownership of voting securities, beneficial interests, by contract or otherwise. The definition is to be construed to apply equally to variations of the word "Control" including "Controlled," "Controlling" or "Controlled by."

     "Corporations" shall mean the corporations identified on Schedule 1 hereto.

     "Counterparty" shall have the meaning set forth in Section 2.27.

     "Debt" shall have the meaning set forth in the recitals hereto.

     "Debt Yield" shall mean Adjusted Net Cash Flow divided by the sum of (a) the unpaid principal amount of the Mortgage Loan and (b) the outstanding principal balance of any subordinate or mezzanine financing including, without limitation, the Loan and any other mezzanine loan which constitutes a portion of the Mez Loan then affecting or related to the Property or any interest therein (determined as of the date of the calculation of Debt Yield).

     "Default" shall mean any Event of Default or event which would constitute an Event of Default if all requirements in connection therewith for the giving of notice, the lapse of time, and the happening of any further condition, event or act, had been satisfied.

     "Default Rate" shall mean the lesser of (a) the highest rate allowable at law and (b) four percent (4%) above the interest rate set forth in the Note.

     "Default Rate Interest" shall mean, to the extent the Default Rate becomes applicable, interest in excess of the interest which would have accrued on (a) the principal amount of the Loan which is outstanding from time to time and (b) any accrued but unpaid interest, if the Default Rate was not applicable.

     "Distributions" shall mean all dividends, distributions, liquidation proceeds, cash, profits, instruments and other property and economic benefits to which Borrower is entitled with respect to any one or more Equity Interests, whether or not received by or otherwise distributed to Borrower, in each case whether cash or non-cash and whether such dividends, distributions, liquidation proceeds, cash, profits, instruments and other property and economic benefits are paid or distributed by the Pledged Entities in respect of operating profits, sales, exchanges, refinancings, condemnations or insured losses of the relevant Pledged Entity's assets, the liquidation of such Pledge Entity's assets and affairs, management fees, guaranteed payments, repayment of loans, or reimbursement of expenses or otherwise in respect of or in exchange for any or all of the Equity Interests.

     "DTC" shall have the meaning set forth in Section 2.01.

     "Eligible Account" shall mean a segregated account which is either (a) an account or accounts maintained with a depository institution or trust company the long term unsecured debt obligations of which are rated by each of the Rating Agencies (or, if not rated by Fitch, Inc. ("Fitch"), an institution acceptable to Fitch, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) in its highest rating category at all times by each of the Rating Agencies (or, if not rated by Fitch, an institution acceptable to Fitch, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) or, if the funds in such account are to be held in such account for less than thirty (30) days, the short term obligations of which are rated by each of the Rating Agencies (or, if not rated by Fitch, an institution acceptable to Fitch, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) in its highest rating category at all times or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal and state authority, or otherwise acceptable (as evidenced by a written confirmation from each Rating Agency that such account would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) to each Rating Agency, which may be an account maintained by Lender or its agents. Eligible Accounts may bear interest. The title of each Eligible Account shall indicate that the funds held therein are held in trust for the uses and purposes set forth herein.

     "Equity Interests" shall mean the LLC Interests, the Partnership Interests and the Pledged Interests.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

     "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (a) described in Section 414(b) or (c) of the Code of which Borrower is a member and (b) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which Borrower is a member.

     "Event of Default" shall have the meaning set forth in Section 3.01.

     "Fiscal Year" shall mean the twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of this Agreement, or such other fiscal year of Borrower as Borrower may select from time to time with the prior written consent of Lender.

     "General Partner" shall mean, if Borrower is a partnership, each general partner of Borrower and, if Borrower is a limited liability company, each managing member of Borrower and in each case, if applicable, each general partner or managing member of such general partner or managing member. In the event that Borrower or any General Partner is a single member limited liability company, the term "General Partner" shall include such single member.

     "Governmental Authority" shall mean, with respect to any Person, any federal or State government or other political subdivision thereof and any entity, including any regulatory or administrative authority or court, exercising executive, legislative, judicial, regulatory or administrative or quasi-administrative functions of or pertaining to government, and any arbitration board or tribunal, in each case having jurisdiction over such applicable Person or such Person's property and any stock exchange on which shares of capital stock of such Person are listed or admitted for trading.

     "Guarantor" shall mean any Person guaranteeing, in whole or in part, the obligations of Borrower under the Loan Documents.

     "Independent" shall mean, when used with respect to any Person, a Person who (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in Borrower, or in any Affiliate of Borrower or any constituent partner, shareholder, member or beneficiary of Borrower, (c) is not connected with Borrower or any Affiliate of Borrower or any constituent partner, shareholder, member or beneficiary of Borrower as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions and (d) is not a member of the immediate family of a Person defined in (b) or (c) above. Whenever it is herein provided that any Independent Person's opinion or certificate shall be provided, such opinion or certificate shall state that the Person executing the same has read this definition and is Independent within the meaning hereof.

     "Insurance Proceeds" shall mean all of the proceeds received under the insurance policies required to be maintained by Owner pursuant to Article III of the Mortgage.

     "Interest Shortfall" shall mean any shortfall in the amount of interest required to be paid with respect to the Loan on any Payment Date.

     "Late Charge" shall have the meaning set forth in Section 3.11 hereof.

     "Lease" means all leases and other agreements or arrangements affecting the use, enjoyment or occupancy of all or any portion of the Premises now in effect or hereafter entered into (including, without limitation, all lettings, subleases, licenses, concessions, tenancies and other occupancy agreements covering or encumbering all or any portion of the Premises), whether before or after the filing by or against Owner of any petition for relief under the Bankruptcy Code, together with any guarantees, supplements, amendments, modifications, extensions and renewals of the same, and all additional remainders, reversions, and other rights and estates appurtenant thereto.

     "Legal Requirement" shall mean as to any Person, the certificate of incorporation, by-laws, certificate of limited partnership, agreement of limited partnership or other organizational or governing documents of such Person, and any law, statute, order, ordinance, judgment, decree, injunction, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority and all covenants, agreements, restrictions and encumbrances contained in any instruments, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Lender" shall mean Lender named herein and its successors and assigns.

     "LIBOR Rate" shall have the meaning set forth in the Note.

     "LLC Interests" shall mean, with respect to Borrower, all membership, equity or ownership and/or other interests now or hereafter owned by Borrower in the LLCs, and including all of Borrower's right, title and interest in and to:
(a) any and all now existing and hereafter acquired membership, equity or ownership interest of Borrower in the LLCs, whether in capital, profits or otherwise; (b) any and all now existing and hereafter arising rights of Borrower to receive Distributions or payments from the LLCs, whether in cash or in kind and whether such Distributions or payments are on account of Borrower's interest as owner of a membership, equity or ownership interest of the LLCs or as a creditor of the LLCs or otherwise, and all other economic rights and interests of any nature of Borrower in the LLCs; (c) any and all now existing and hereafter acquired management and voting rights of Borrower of, in, or with respect to the LLCs, whether as an owner of a membership, equity or ownership interest in the LLCs or otherwise, and whether provided for under the Operating Agreements and/or applicable law, and all other rights of and benefits to Borrower of any nature arising or accruing under the Operating Agreements; (d) any and all now existing and hereafter acquired rights of Borrower to any specific property owned by the LLCs; (e) if the LLC Interests are evidenced in certificate form, the LLC Interests shall include all such certificates, delivered to Lender accompanied by Powers duly executed in blank; and (f) all Proceeds of the foregoing Collateral.

     "LLCs" shall mean the limited liability companies identified on Schedule 1 hereto.

     "Loan" shall have the meaning set forth in the recitals hereto.

     "Loan Documents" shall have the meaning set forth in the recitals hereto.

     "Loan Year" shall mean each 365 day period (or 366 day period if the month of February in a leap year is included) commencing on the first day of the month following the Closing Date

(provided, however, that the first Loan Year shall also include the period from the Closing Date to the end of the month in which the Closing Date occurs).

     "Lockbox Account" shall have the meaning set forth in Section 2.27.

     "Lockbox Agreement" shall mean that certain mezzanine lockbox agreement dated as of the date hereof between Borrower and Lender.

     "Material Adverse Effect" shall mean any event or condition that has a material adverse effect on (a) the Collateral or the Property, (b) the business, prospects, profits, management, operations or condition (financial or otherwise) of Borrower, First Mez Borrower, Second Mez Borrower, Third Mez Borrower or Owner, (c) the enforceability, validity, perfection or priority of the lien of any Loan Document or (d) the ability of Borrower to perform any obligations under any Loan Document.

     "Maturity" shall mean the Maturity Date set forth in the Note or such other date pursuant to the Loan Documents on which the final payment of principal, and premium, if any, on the Note becomes due and payable as therein or herein provided, whether at stated maturity or by declaration of acceleration, or otherwise.

     "Maturity Date" shall have the meaning set forth in the Note.

     "Mortgage" shall have the meaning set forth in the recitals hereto.

     "Mortgage Lender" shall have the meaning set forth in the recitals hereto.

     "Mortgage Loan" shall have the meaning set forth in the recitals hereto.

     "Mortgage Note" shall have the meaning set forth in the recitals hereto.

     "Mortgage Securitization" shall mean a public or private offering of securities by Mortgage Lender or any of its Affiliates or their respective successors and assigns which are collateralized, in whole or in part, by the Mortgage Loan.

     "Multiemployer Plan" shall mean a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been, or were required to have been, made by Borrower, Guarantor or any ERISA Affiliate and which is covered by Title IV of ERISA.

     "Net Proceeds" shall mean the excess of (a)(i) the purchase price actually received by Lender with respect to the Collateral as a result of the exercise by Lender of its rights, powers, privileges and other remedies after the occurrence of an Event of Default, or (ii) in the event that Lender (or Lender's nominee) is the purchaser of the Collateral by credit bid, then the amount of such credit bid, in either case, over (b) all costs and expenses, including, without limitation, all attorneys' fees and disbursements and any brokerage fees, if applicable, incurred by Lender in connection with the exercise of such remedies, including the sale of the Collateral after the acquiring by Lender of the Collateral.

     "Note" shall have the meaning set forth in the recitals hereto.

     "OFAC List" means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and accessible through the internet website www.treas.gov/ofac/t11sdn.pdf.

     "Officer's Certificate" shall mean a certificate delivered to Lender by Borrower which is signed on behalf of Borrower by an authorized representative of Borrower which states that the items set forth in such certificate are true, accurate and complete in all respects.

     "Operating Agreements" shall mean the operating agreements and articles of organization, certificates of formation or other formation documents and all other agreements, certificates and other documents provided to and approved by Lender and which govern the existence, operation and ownership of the LLCs, as the same are in effect as of the date hereof and as the same hereafter may be modified from time to time in accordance with this Agreement.

     "Organizational Documents" shall mean (i) the articles or certificate of incorporation (including any amendments thereto or restatements thereof), bylaws and any certificate or statement of designation of the Corporations, (ii) the Operating Agreements and (iii) the Partnership Agreements.

     "Owner" shall have the meaning set for in the recitals hereto.

     "Partnership Agreements" shall mean the partnership agreements together with all agreements, certificates and other documents provided to and approved by Lender and which govern the existence, operation and ownership of the Partnerships.

     "Partnership Interests" shall mean all partnership, equity or ownership and/or other interests now or hereafter owned by Borrower in the Partnerships, and including all of Borrower's right, title and interest in and to: (a) any and all now existing and hereafter acquired partnership, membership, equity or ownership interest of Borrower in the Partnerships whether in capital, profits or otherwise; (b) any and all now existing and hereafter arising rights of Borrower to receive Distributions or payments from the Partnerships, whether in cash or in kind and whether such Distributions or payments are on account of Borrower's interest as an owner of a partnership, equity or ownership interest in the Partnerships or as a creditor of the Partnerships or otherwise, and all other economic rights and interests of any nature of Borrower in the Partnerships; (c) any and all now existing and hereafter acquired management and voting rights of Borrower of, in, or with respect to the Partnerships, whether as an owner of a partnership, equity or ownership interest in the Partnerships or otherwise, and whether provided for under the Partnership Agreements and/or applicable law, and all other rights of and benefits to Borrower of any nature arising or accruing under the Partnership Agreements; (d) any and all now existing and hereafter acquired rights of Borrower to any specific property owned by the Partnerships; (e) if the Partnership Interests are evidenced in certificate form, the Partnership Interests shall include all such certificates, delivered to Lender accompanied by Powers duly executed in blank; and (f) all Proceeds of the foregoing Collateral.

     "Partnerships" shall mean the partnerships identified on Schedule 1 attached hereto.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

     "Person" shall mean any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

     "Plan" shall mean an employee benefit or other plan established or maintained by Borrower or any ERISA Affiliate during the five-year period ended prior to the date of this Agreement or to which Borrower or any ERISA Affiliate makes, is obligated to make or has, within the five year period ended prior to the date of this Agreement, been required to make contributions (whether or not covered by Title IV of ERISA or Section 302 of ERISA or Section 401(a) or 412 of the Code), other than a Multiemployer Plan.

     "Pledged Entities" shall mean the Corporations, the LLCs and the Partnerships.

     "Pledged Interests" shall mean with respect to Borrower, (a) all shares of capital stock of the Corporations, now owned or hereafter acquired by Borrower, and the certificates representing the shares of such capital stock and any interest of Borrower in the entries on the books of any financial intermediary pertaining to such shares (such now-owned shares being identified on Schedule 1 attached hereto), and all options and warrants for the purchase of shares of the stock of the Corporations now or hereafter held in the name of Borrower, (b) all certificated LLC Interests or Partnership Interests, now owned or hereafter acquired by Borrower, and the certificates representing such interests and any interest of Borrower in the entries on the books of any financial intermediary pertaining to such certificated interests (such now-owned certificated interests being identified on Schedule 1 attached hereto), and all options and warrants for the purchase of certificated interests in such LLCs or Partnership now or hereafter held in the name of Borrower, (c) all additional shares of stock or certificated interests of the Corporations, LLCs, or Partnerships from time to time acquired by Borrower in any manner, and the certificates representing such additional shares and any interest of Borrower in the entries on the books of any financial intermediary pertaining to such shares and interests, and all securities convertible into and options, warrants, dividends, cash, instruments and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, (including all rights to request or cause the issuer thereof to register any or all of the Collateral under federal and state securities laws to the maximum extent possible under any agreement for such registration rights, and all put rights, tag-along rights or other rights pertaining to the sale or other transfer of such Collateral, together in each case with all rights under any agreements, articles or certificates of incorporation or otherwise pertaining to such rights; and (d) all voting rights and rights to cash and non-cash dividends, securities, securities entitlements and other investment property, instruments and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the foregoing Collateral, and (e) all Proceeds of the foregoing Collateral.

     "Powers" shall mean transfer powers in the form of Schedule 4 attached hereto.

     "Premises" shall have the meaning set forth in the recitals hereto.

     "Prepayment Percentage" shall mean:

Full Interest Accrual Period
 (i.e. not counting partial
  period commencing on the
       Closing Date)           Prepayment Percentage
----------------------------   ---------------------
1                                      1.50%
2                                      1.40%
3                                      1.30%
4                                      1.20%
5                                      1.10%
6                                      1.00%
7                                      0.90%
8                                      0.80%
9                                      0.70%
10                                     0.60%
11                                     0.50%
12                                     0.30%

     "Principal Amount" shall mean the Loan Amount as such amount may be reduced from time to time pursuant to the terms of this Agreement, the Note or the other Loan Documents.

     "Proceeds" shall mean (a) all "proceeds" (as such term is defined in the UCC) and "products" (as such term is defined in the UCC) with respect to the Collateral and (b) includes, without limitation: whatever is receivable or received when Collateral is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary; all rights to payment, including return premiums, with respect to any insurance relating thereto; all interest, dividends and other property receivable or received on account of the Collateral or proceeds thereof, (including all Distributions or other income from the Equity Interests, all collections thereon or all Distributions with respect thereto); and proceeds of any indemnity or guaranty payable to Borrower or Lender from time to time with respect to any Collateral.

     "Prohibited Person" means any Person identified on the OFAC List or any other Person with whom a U.S. Person may not conduct business or transactions by prohibition of Federal law or Executive Order of the President of the United States of America.

     "Rate Cap Agreement (Fourth Mezzanine)" shall mean that certain interest rate protection agreement (together with the confirmation and schedules relating thereto) with a notional amount which shall not at any time be less than the Principal Amount and a LIBOR Rate strike price equal to six percent (6%) with, provided, however, with respect to each Extension Term (as defined in the Note), if the Debt Yield is 8.50% or greater as of the Payment Date immediately preceding the commencement of the Extension Term then the strike price may be increased by four (4) basis points for each one (1) basis point increase of Debt Yield above 8.50%, entered into by Borrower in accordance with the terms hereof or of the other Loan Documents and any similar interest rate cap or collar agreements subsequently entered into in replacement or substitution therefor by Borrower with respect to the Loan.

     "Rating Agency" shall mean each of Standard & Poor's Ratings Services, Inc., a division of The McGraw-Hill Company, Inc. ("Standard & Poor's"), Fitch, Inc. and Moody's Investors

Service, Inc. ("Moody's") and any successor to any of them; provided, however, that at any time after a Securitization, "Rating Agency" shall mean those of the foregoing rating agencies that from time to time rate the securities issued in connection with such Securitization.

     "Release Price" shall mean an amount equal to $20,526,315.79, with respect to the Ritz Premises, $1,052,631.58, with respect to the Golf Premises, and $38,421,052.63, with respect to the JW Premises.

     "Remaining Rents" shall have the meaning set forth in Section 2.27.

     "Securities Act" shall have the meaning set forth in Section 3.02(d).

     "Securitization" shall mean a public or private offering of securities by Lender or any of its Affiliates or their respective successors and assigns which are collateralized, in whole or in part, by this Agreement.

     "Single Purpose Entity" shall mean a corporation, partnership, joint venture, limited liability company, trust or unincorporated association, which is formed or organized solely for the purpose of holding, directly, an ownership interest in the Collateral, does not engage in any business unrelated to the Collateral, does not have any assets other than those related to its interest in the Collateral or any indebtedness other than as permitted by this Agreement or the other Loan Documents, has its own separate books and records and has its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, holds itself out as being a Person separate and apart from any other Person and which otherwise satisfies the criteria of the Rating Agency for a special-purpose bankruptcy-remote entity.

     "Solvent" shall mean, as to any Person, that (a) the sum of the assets of such Person, at a fair valuation, exceeds its liabilities, including contingent liabilities, (b) such Person has sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (c) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, "debt" means any liability on a claim, and "claim" means (a) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any such contingent liabilities, such liabilities shall be computed in accordance with GAAP at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

     "Substitute CMA Agreement" shall have the meaning set forth in Section
2.27.

     "Transfer" shall mean any conveying, assigning, selling, mortgaging, encumbering, pledging, hypothecating, granting of a security interest in, granting of options with respect to or other disposition (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise and whether or not for consideration or of record) of all or any portion of any legal or beneficial interest in the Collateral, Borrower, First Mez Borrower, Second Mez Borrower, Third Mez Borrower, Owner, the Premises or any other portion of the Property.

     "UCC" shall mean the Uniform Commercial Code as in effect in the State of Florida; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Florida, "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

     "Unscheduled Payments" shall mean insurance proceeds that have been applied to the repayment of the Debt, any funds representing a voluntary or involuntary principal prepayment and proceeds of any foreclosure action or UCC sale.

     "Welfare Plan" shall mean an employee welfare benefit plan as defined in
Section 3(1) of ERISA established or maintained by Borrower, Guarantor or any ERISA Affiliate or that covers any current or former employee of Borrower, Guarantor or any ERISA Affiliate.

                                    EXHIBIT D

                                "OPT IN" LANGUAGE

Section __. Shares and Share Certificates

a. Shares. A [Member's limited liability company interest in the Company] [Partner's limited partnership interest in the Partnership] shall be represented by the Shares issued to such [Member by the Company][Partner of the Partnership]. All of a [Member's][Partner's] Shares, in the aggregate, represent such [Member's][Partner's] entire [Partner by the Partnership] [limited liability company interest in the Company [limited partnership interest in the Partnership]. The [Member][Partner] hereby agrees that its interest in the [Company][Partnership] and in its Shares shall for all purposes be personal property. A [Member] [Partner] has no interest in specific [Company][Partnership] property. "Share" means a [limited liability company interest][limited ----- partnership interest] in the [Company][Partnership] held by a [Member][Partner].

b.   Share Certificates.

     i. Upon the issuance of Shares to any [Member][Partner] in accordance with the provisions of this Agreement, the [Company][Partnership] shall issue one or more Share Certificates in the name of such [Member][Partner]. Each such Share Certificate shall be denominated in terms of the number of Shares evidenced by such Share Certificate and shall be signed by the [Member][Partner] on behalf of the [Company][Partnership]. "Share Certificate" means a non-negotiable certificate issued by the [Company][Partnership] substantially in the form of Schedule hereto, which evidences the ownership of one or more Shares. Each Share Certificate shall bear the following legend: "This certificate evidences an interest in ________________________and shall be a security interest for purposes of Article 8 of the Uniform Commercial Code of the State of __________ and the Uniform Commercial Code of any other Jurisdiction." This provision shall not be amended, and no such purported amendment to this provision shall be effective until all outstanding certificates have been surrendered for cancellation.

     ii. The [Company][Partnership] shall issue a new Share Certificate in place of any Share Certificate previously issued if the holder of the Shares represented by such Share Certificate, as reflected on the books and records of the [Company][Partnership]:

          (1) makes proof by affidavit, in form and substance satisfactory to the [Company][Partnership], that such previously issued Share Certificate has been lost, stolen or destroyed.

          (2) requests the issuance of a new Share Certificate before the [Company][Partnership] has notice that such previously issued Share Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

          (3) if requested by the [Company][Partnership], delivers to the [Company][Partnership] a bond, in form and substance satisfactory to the [Company][Partnership], with such surety or sureties as the [Company][Partnership] may direct, to indemnify the [Company][Partnership] against any claim that may be made on account of the alleged loss, destruction or theft of the previously issued Share Certificate; and

          (4) satisfies any other reasonable requirements imposed by the [Company][Partnership].

     iii. Subject to the restrictions set forth in [describe Loan Agreement/Mezzanine Loan Agreement restrictions] upon a [Member's][Partner's]'s Transfer in accordance with the provisions of this Agreement of any or all Shares represented by a Share Certificate, the Transferee of such Shares shall deliver such Share Certificate to the [Company][Partnership] for cancellation, and the [Company][Partnership] shall thereupon issue a new Share Certificate to such Transferee for the number of Shares being Transferred and, if applicable, cause to be issued to such [Member][Partner] a new Share Certificate for that number of Shares that were represented by the canceled Share Certificate and that are not being Transferred. "Transfer" means, with respect to any Shares, and when used as a verb, to sell or assign such Shares, and, when used as a noun, shall have a meaning that correlates to the foregoing. "Transferee" means an assignee or transferee. "Transferor" means the Person making a Transfer.

c. Free Transferability. Except as limited by the [describe Loan Agreement/Mezzanine Loan Agreement restrictions], to the fullest extent permitted by the Act, any [Member][Partner] may, at any time or from time to time, without the consent of any other Person, Transfer, pledge or encumber any or all of its Shares. Subject to the restrictions of the [describe Loan Agreement/Mezzanine Loan Agreement restrictions], the Transferee of any Shares shall be admitted to the [Company][Partnership] as a substitute member of the [Company][Partnership] on the effective date of such Transfer upon (i) such Transferee's written acceptance of the terms and provisions of this Agreement and its written assumption of the obligations hereunder of the Transferor of such Shares, which shall be evidenced by such Transferee's execution and delivery to the [Company][Partnership] of an Application for Transfer of Shares on the reverse side of the Share Certificate representing the Shares being transferred, and (ii) the recording of such Transferee's name as a Substitute [Member][Partner] on the books and records of the [Company][Partnership]. Any Transfer of any

     Shares pursuant to this Section __ shall be effective as of the later of
     (i) the close of business on the day on which such Transfer occurs, or (ii) the effective date and time of such Transfer that is designated in the Application for Transfer of Shares delivered by the Transferee to the [Company][Partnership].

                                   Schedule 1

          Corporations, Limited Liability Corporations and Partnerships

                                   Schedule 2

                                 Ownership Chart

                                   Schedule 3

                            Organizational Documents

                                   Schedule 4

                                   Stock Power

          A transfer power in form and substance acceptable to Lender.

                                   Schedule 5

                              **[THE CERTIFICATE]**

                               CONSENT AND WAIVER

     As a material inducement for Lender to enter into the Loan and Security Agreement ("Loan Agreement") dated as of the ___ day of _______ _, 20__ between _______ ("Borrower") and _______ ("Lender"), and for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, as of _____ day of _______, 20__, hereby consents to the pledge of the Collateral contained in the Loan Agreement and ratifies all encumbrances and terms contained therein.

     The undersigned agrees that, by acceptance of the Loan Agreement, Lender assumes no obligations with respect to the Pledged Entities or to the constituent members, partners, or shareholders in the Pledged Entities and, without the prior written consent of Lender, the undersigned shall not: (a) terminate or materially amend or modify the Organizational Documents of the Pledged Entities or consent thereto; or (b) take any action that would operate to dilute the interest of Borrower in the Pledged Entities.

     The undersigned agrees that, upon written notice from Lender stating that an Event of Default has occurred under the Loan Agreement, all Distributions, dividends, or other sums payable to Borrower in connection with the Pledged Entities shall be made payable to and delivered to Lender. The undersigned further agrees that, upon written notice from Lender that it has foreclosed upon the Collateral described in the Loan Agreement following an Event of Default, Borrower shall be removed as a manager, managing member or general partner in the Pledged Entity, as applicable, and replaced with the assignee designated in such notice, which assignee shall be Lender or its nominee. In connection therewith, the undersigned agrees to request (and use reasonable efforts to ensure) that Lender is provided with a written statement of Borrower's defaults under the Organizational Documents and agrees that Lender be entitled to rely on such statement in determining whether to become a substitute member, shareholder or partner in the applicable Pledged Entity. If Lender so requests, the undersigned covenants and agrees to consent to the execution of an amendment to the Organizational Documents to reflect any such assignee's substitution in place of Borrower, as applicable.

     The undersigned further consents and agrees to (a) Borrower's assignment to Lender for security purposes, of Borrower's Equity Interests, (b) any foreclosure and/or subsequent sale by Lender or its nominee of its rights with respect to such Equity Interests and the substitution of Lender or nominee of its rights with respect to such Equity Interests, (c) the exercise of any remedy by Lender or its nominee under the Loan Agreement and (d) notwithstanding anything to the contrary contained in the Organizational Documents of the Pledged Entities, Lender, its nominee or any third-party purchaser at a foreclosure sale becoming a member, partner or shareholder, or a substitute manager, managing member or general partner, as applicable, in a Pledged Entity, with all of the rights enjoyed by Borrower prior to such foreclosure. Any such foreclosure will not require any further consent of the undersigned or any other member, shareholder, or partner in the applicable Pledged Entity and will not cause the dissolution of any LLC or Partnership.

     The undersigned agrees that neither the execution and delivery of the Loan Agreement, the enforcement by Lender of any of its rights thereunder, nor the transfer (or agreement to transfer) by Lender of any of its rights in the Pledged Entities or under the Loan Agreement shall constitute a default under the Organizational Documents, and the undersigned expressly waives any rights it may have under the Organizational Documents as a result of the foregoing. The undersigned hereby waives any and all rights under the Organizational Documents which, whether exercised by the undersigned or not, would prevent, inhibit or interfere with the granting of a security interest in the Collateral to Lender, the foreclosure of such security interest in the Collateral by Lender or the full realization by Lender of any of its other rights under the Loan Agreement.

     The undersigned acknowledges that Lender is materially relying on the undersigned's execution of this Consent and Waiver in entering into the Loan Agreement and the other Loan Documents.

     All capitalized terms not otherwise defined herein shall have the meaning set forth in the Loan Agreement.

     IN WITNESS WHEREOF, the undersigned has duly executed this consent and waiver as of this _________ day of ___________, 200_.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------